                                                                    EXHIBIT 4.15

                               Dated 22 April 2004

                NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED

                                       and

                            NAM TAI ELECTRONICS, INC.

                                       and

                             THE EXECUTIVE DIRECTORS

                               (AS DEFINED HEREIN)

                                       and

              THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED

                                       and

                     THE INTERNATIONAL PLACING UNDERWRITERS

                               (AS DEFINED HEREIN)

                      INTERNATIONAL UNDERWRITING AGREEMENT

                 relating to an International Placing consisting initially of 180,000,000 Shares (subject to adjustment) of nominal value
                                HK$0.01 each in
                                in the capital of
                Nam Tai Electronic & Electrical Products Limited

LINKLATERS

10th Floor, Alexandra House
Chater Road
Hong Kong

Telephone (852) 2842 4888
Facsimile (852) 2810 8133/2810 1695

Ref :L-065038-05-001/ DWLT/CLLW/KKLC

                                TABLE OF CONTENTS

                     CONTENTS                              PAGE
1   INTERPRETATION..................................         2

2   THE GLOBAL OFFERING.............................        11

3   THE INTERNATIONAL PLACING.......................        16

4   COSTS, EXPENSES, FEES AND COMMISSIONS...........        23

5   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS....        25

6   FURTHER UNDERTAKINGS............................        27

7   INDEMNITY.......................................        35

8   CONTRIBUTION....................................        38

9   TERMINATION IN EXCEPTIONAL CIRCUMSTANCES........        39

10  GENERAL PROVISIONS..............................        41

SCHEDULE 1 The International Placing Underwriters...        50

SCHEDULE 2 The Executive Directors..................        51

SCHEDULE 3 The Reorganisation Documents.............        52

SCHEDULE 4 The Conditions Precedent Documents.......        53

SCHEDULE 5 Form of Deed Poll........................        57

SCHEDULE 6 Professional Investor Treatment Notice...        59

SCHEDULE 7 The Warranties...........................        61

SIGNATURE PAGE......................................        82

THIS AGREEMENT is made on 22 April 2004

BETWEEN:-

(1) NAM TAI ELECTRONIC & ELECTRICAL PRODUCTS LIMITED, a company incorporated under the laws of the Cayman Islands whose registered office is at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies (the "COMPANY");

(2) NAM TAI ELECTRONICS, INC., a company incorporated under the laws of British Virgin Islands whose registered office is at McW. Todman & Co., McNamara Chambers, PO Box 3342, Road Town, Tortola, British Virgin Islands (the "SELLING SHAREHOLDER");

(3)   THE EXECUTIVE DIRECTORS (as hereinafter defined);

(4) THE HONGKONG AND SHANGHAI BANKING CORPORATION LIMITED, a company incorporated under the laws of Hong Kong whose registered office is at 1 Queen's Road Central, Hong Kong ("HSBC"); and

(5)   THE INTERNATIONAL PLACING UNDERWRITERS (as defined herein).

RECITALS:-

(A) The Company was incorporated in the Cayman Islands with limited liability on 9 June 2003 under the Companies Law and has been registered as an oversea company in Hong Kong under Part XI of the Companies Ordinance on 19 March 2004;

(B) As at the date of this Agreement, the authorised share capital of the Company is HK$20,000,000 divided into 2,000,000,000 Shares, of which 800,000,000 Shares have been allotted and issued and are fully paid or credited as fully paid;;

(C) As at the date of this Agreement, the Selling Shareholder is the legal and beneficial owner of 800,000,000 Shares representing 100% of the existing issued share capital of the Company;

(D) The Company, the Selling Shareholder, the Executive Directors, HSBC and the Public Offer Underwriters (as defined herein) entered into an underwriting agreement dated 15 April 2004 providing for the underwriting of the Public Offer by the Public Offer Underwriters subject to the terms and conditions set out therein. Pursuant to the Public Offer, the Public Offer Shares were offered to the public in Hong Kong;

(E) The Selling Shareholder has agreed to offer for sale the International Placing Shares by way of placing to selected placees under the International Placing at the Offer Price, and the International Placing Underwriters have severally agreed to purchase or procure the purchase of the International Placing Shares on and subject to the terms and conditions hereinafter mentioned;

(F) The Selling Shareholder has agreed to grant to HSBC, exercisable at the sole and absolute discretion of HSBC, the Over-allotment Option (as defined herein) to require the Selling Shareholder to sell up to an aggregate of 30,000,000 additional Shares, subject to and on the terms of this Agreement;

(G) Immediately upon completion of the Global Offering (as defined herein) and assuming the Over-allotment Option (as defined herein) will not be exercised, the Selling Shareholder will own 600,000,000 Shares representing 75% of the existing issued share capital of the Company or, if the Over-allotment Option (as defined herein) expected to be granted is fully exercised, the Selling Shareholder will own 570,000,000 Shares representing 71.25% of the existing issued share capital of the Company;

(H) The International Placing is to be made (i) outside the United States to non-US persons within the meaning of and pursuant to Regulation S and (ii) in the United States to qualified institutional buyers within the meaning of and pursuant to Rule 144A or otherwise pursuant to an applicable exemption;

(I) The Company, the Selling Shareholder and HSBC (on behalf of the Public Offer Underwriters) have entered into the Price Determination Agreement on the date hereof to record their agreement regarding the Offer Price;

(J) The International Placing Underwriters have severally agreed to procure the purchase of, or failing which to purchase, the International Placing Shares, on the terms and subject to the conditions set out herein;

(K)   The Executive Directors are the executive directors of the Company;

(L) The Company has appointed Computershare Hong Kong Investor Service Limited to act as its Hong Kong branch share registrar and transfer office;

(M) The Selling Shareholder has appointed HSBC to act as the sponsor in respect of the listing of the Share on the Stock Exchange;

(N) The Selling Shareholder has appointed HSBC to act as the global coordinator, the sponsor, lead manager and bookrunner of the Global Offering;

(O) HSBC, on behalf of the Company, has submitted an application to the Stock Exchange for listing of and permission to deal in the Shares in issue and the Shares to be issued as described in the Final Offering Circular; and

(P) The Warrantors have agreed to give the representations, warranties and undertakings contained in this Agreement.

IT IS HEREBY AGREED as follows:-

1     INTERPRETATION

1.1   DEFINITIONS

      In this Agreement (including the Recitals and the Schedules), the following expressions shall, unless defined otherwise or the context otherwise requires, have the following meanings:-

      "ACCOUNTS DATE"              31 December 2003;

      "AFFILIATE"                  in relation to a particular company, any
                                   company or other entity which is its holding company or subsidiary, or any subsidiary of its holding company or which directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the company specified. For the purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and
                                   "under common control with") means the
                                   possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a person, whether through the ownership of voting securities, by contract, or otherwise;

      "AGREEMENT BETWEEN           the agreement expected to be entered into on
      INTERNATIONAL PLACING        the date hereof between HSBC and the other
      UNDERWRITERS"                International Placing Underwriters governing
                                   certain rights and obligations as between the International Placing Underwriters in relation to the International Placing;

      "AGREEMENT BETWEEN           the agreement expected to be entered into on
      SYNDICATES"                  the date hereof between the Public Offer
                                   Underwriters, the International Placing
                                   Underwriters and HSBC governing certain
                                   rights and obligations as between the parties thereto in connection with the Global
                                   Offering;

      "APPLICATION FORMS"          the application forms on which Public Offer
                                   Applications may be made (as amended or
                                   supplemented pursuant to Clause 6.1.1(x) or Clause 6.1.1(x) of the Public Offer
                                   Underwriting Agreement (as the case may be));

      "APPROVALS"                  includes all approvals, sanctions, orders,
                                   franchises, clearances, declarations,
                                   qualifications, licences, permits,
                                   certificates, consents, permissions,
                                   authorisations, filings and registrations and
                                   "APPROVAL" shall be construed accordingly;

      "ARTICLES OF ASSOCIATION"    the articles of association of the Company
                                   conditionally adopted on 8 April 2004;

      "BOARD"                      the board of directors of the Company;

      "BROKERAGE"                  brokerage per Share of 1% of the Offer Price;

      "BROKERAGE, FEE AND          the Brokerage, the Trading Fee, the
      LEVIES"                      Transaction Levy and the  Investor
                                   Compensation Levy;

      "BUSINESS DAY"               a day that is not a Saturday, Sunday or
                                   public holiday in Hong Kong;

      "CCASS" the Central Clearing and Settlement System established and operated by Hong Kong Securities Clearing Company Limited;

      "CLOSING"                    with respect to the initial International
                                   Placing Shares prior to any adjustments under Clause 2.3, the time when payment and delivery is to made under Clause 3.5.8 after all the Conditions have been fulfilled or waived in accordance with this Agreement, which is expected to be 8:00 a.m. on the Force Majeure Expiry Date or otherwise as agreed between the Company, the Selling
                                   Shareholder and HSBC (on behalf of the
                                   International Placing Underwriters), and with respect to the Over-allotment Shares, the date and time determined by HSBC (on behalf of the International Placing Underwriters) for the payment and delivery thereof as referred to in Clause 2.3.(iv);

      "CLOSING DATES"              the Placing Closing Date and the Option
                                   Closing Dates and "CLOSING DATE" shall mean any or a specific one of such dates;

      "CLOSING TIME OF             8:00 a.m.  on the Force Majeure Expiry Date;
      DELIVERY"

      "COMPANIES LAW"              the Companies Law, Cap. 22 (Law 3 of 1961, as
                                   consolidated and revised) of the Cayman
                                   Islands;

      "COMPANIES ORDINANCE"        the Companies Ordinance (Chapter 32 of the
                                   Laws of Hong Kong) (as amended);

      "COMPLETION"                 the latest of (i) the last Closing Date for
                                   delivery of the Offer Shares; and (ii) the expiry, release or settlement in full of the Over-allotment Option; and (iii) the completion of the distribution of the Offer
                                   Shares as determined by HSBC;

      "CONDITIONS"                 the conditions set out in Clause 2.1.1;

      "CONDITIONS PRECEDENT        the documents listed in Schedule 4;
      DOCUMENTS"

      "CONTINUING BUSINESSES"      the businesses carried out by the Group in
                                   the three years ended 31 December 2003,
                                   except for the Discontinued Businesses;

      "DEED OF INDEMNITY"          the deed of indemnity dated 15 April 2004
                                   provided in connection with the Global
                                   Offering entered into between the Selling
                                   Shareholder and the Company;

      "DEED POLL"                  the deed poll the form of which is set out in
                                   Schedule 5;

      "DIRECTORS"                  the directors of the Company whose names are
                                   set out in the section headed "Directors, Senior Management and Staff" in the Final
                                   Offering Circular;

      "DISCONTINUED BUSINESSES"    the Group's discontinued businesses related
                                   to the trading and manufacturing of essential components and subassemblies for mobile phones in the three years ended 31 December
                                   2003;

      "ENCUMBRANCE"                any pledge, charge, lien, mortgage, security
                                   interest, claim, pre-emption rights, equity interest, third party rights or interests or rights similar to the foregoing;

      "EXERCISE NOTICE"            written notice upon which the Over-allotment
                                   Option may be exercised pursuant to Clause
                                   2.3.2(iv);

      "EXECUTIVE DIRECTORS"        the executive directors of the Company whose
                                   names and addresses are listed in Schedule 2;

      "FINAL OFFERING CIRCULAR"    the final offering circular dated the date of
                                   this Agreement to be issued by the Company in connection with the International Placing in the agreed form (as amended or supplemented pursuant to Clause 6.1.1(x));

      "FORCE MAJEURE EXPIRY        the Listing Date;
      DATE"

      "FORMAL NOTICE"              the formal notice dated 16 April 2004
                                   published by the Company in connection with the Public Offer (as amended or supplemented pursuant to Clause 6.1.1(x) or clause
                                   6.1.1(x) of the Public Offer Underwriting
                                   Agreement);

      "GLOBAL OFFERING"            the Public Offer and the International
                                   Placing;

      "GOVERNMENTAL AUTHORITY"     any public, regulatory, taxing,
                                   administrative or governmental, agency or authority (including, without limitation, the
                                   Stock Exchange, the SFC), other authority and any court at the national, provincial, municipal or local level;

      "GROUP" the Company, NTSZ and NTIC or, where the context so requires, in respect of the period before the Reorganisation is completed, the Continuing Businesses operated by NTSZ and the businesses operated by NTIC and the sales co-ordination and marketing activities operated by NTEEPHK;

      "HK DOLLAR" AND "HK$"        Hong Kong dollar, the lawful currency of Hong
                                   Kong;

      "HOLDING COMPANY"            has the meaning ascribed thereto in section 2
                                   of the Companies Ordinance; "HONG KONG" the
                                   Hong Kong Special Administrative Region of the PRC;

      "INDEMNIFIED PARTY"          has the meaning ascribed thereto in Clause
                                   7.1;

      "INDEMNIFYING PARTY"         has the meaning ascribed thereto in Clause
                                   7.1;

      "INTERNATIONAL PLACING"      the conditional placing of the International
                                   Placing Shares on and subject to the terms of the Placing Documents and this Agreement;

      "INTERNATIONAL PLACING       the 180,000,000 Shares initially to be
      SHARES"                      offered for sale by the Selling Shareholder
                                   and placed under the International Placing, subject to adjustment pursuant to Clauses
                                   2.3, 2.4 and 2.5;

      "INTERNATIONAL PLACING       the underwriters whose names and addresses
      UNDERWRITERS"                are listed in columns (I) and (II) in
                                   Schedule 1, being the several underwriters of the International Placing;

      "INTERNATIONAL PLACING       in relation to each International Placing
      UNDERWRITING COMMITMENT"     Underwriter, the maximum number of
                                   International Placing Shares set out opposite its name in column (IV) in Schedule 1 and, in the event that the Over-allotment Option is exercised, in column (V) in Schedule 1, which such International Placing Underwriter has agreed to purchase or to procure purchasers for, pursuant to the terms of this Agreement, subject to adjustment as set out in Clause
                                   2.5;

      "INVESTOR COMPENSATION       SFC investor compensation levy per Share of
                                   0.002% of the

      LEVY"                        Offer Price;

      "LAWS" include all laws, rules, statutes, ordinances, regulations, guidelines, opinions, notices, circulars, orders, judgements, decrees or rulings of any Governmental Authority and "LAW" includes any one of them;

      "LISTING COMMITTEE"          the listing committee of the Stock Exchange;

      "LISTING DATE"               the day on which dealings in the Shares
                                   commence on the Stock Exchange;

      "LISTING RULES"              the Rules Governing the Listing of Securities
                                   on The Stock Exchange of Hong Kong Limited;

      "MACAO" the Macao Special Administrative Region of the PRC;

      "NTEEPHK"                    Nam Tai Electronic & Electrical Products
                                   Limited, a company incorporated under the laws of Hong Kong (which has recently changed its name to Nam Tai Trading Company Limited
                                   [name in chinese]);

      "NTIC" Nam Tai Investments Consultant (Macao Commercial Offshore) Company Limited, a company incorporated in Macao and wholly owned by the Company;

      "NTSZ" [name in chinese](Namtai Electronic (Shenzhen) Company Limited), a wholly foreign owned enterprise established under the laws of the PRC and wholly owned by the Company;

      "OFFER DOCUMENTS"            the Public Offer Documents and the Placing
                                   Documents;

      "OFFER PRICE"                $[-], being the final Hong Kong dollar price
                                   per Offer Share (exclusive of the Brokerage,
                                   Fee and Levies) at which the International
                                   Placing Shares are to be offered for sale under the Global Offering in accordance with the provisions of Clause 3;

      "OFFER SHARES"               the Public Offer Shares and the International
                                   Placing Shares;

      "OPERATIVE DOCUMENTS"        the Reorganisation Documents, the Deed of
                                   Indemnity, the Price Determination Agreement, the Receiving Banker Agreement, the
                                   Registrars Agreement and the Sub-Registrars
                                   Agreement;

      "OPTION CLOSING"             the payment for and delivery of
                                   Over-allotment Shares are to be made pursuant to any exercise of the Over-allotment Option, to be determined by HSBC (on behalf of the International Placing Underwriters) pursuant to Clause 2.3.2(iv);

      "OPTION CLOSING DATE"        the date of Option Closing;

      "OPTION TIME OF DELIVERY"    has the meaning ascribed thereto in Clause
                                   2.3.2(iv);

      "OVER-ALLOTMENT OPTION"      the option granted by the Selling Shareholder
                                   to HSBC, exercisable by HSBC, to require the Selling Shareholder to sell up to an aggregate of 30,000,000 additional Shares pursuant to Clause 2.3 of this Agreement;

      "OVER-ALLOTMENT SHARES"      the additional Shares which the Selling
                                   Shareholder may be required to sell at the Offer Price pursuant to the Over-allotment
                                   Option;

      "PENSION SCHEMES"            the provident fund, retirement and welfare
                                   fund schemes of members of the Group as
                                   described in the section headed "Directors, Senior Management and Staff" of the Prospectus;

      "PLACING CLOSING"            the payment for and delivery of the initial
                                   International Placing Shares (other than the
                                   Over-allotment Shares) are to be made
                                   pursuant to Clause 3.5.8;

      "PLACING CLOSING DATE"       the date of Placing Closing;

      "PLACING DOCUMENTS"          the Preliminary Offering Circular and the
                                   Final Offering Circular;

      "PLACING MONEYS"             moneys received from placees in respect of
                                   the International Placing;

                                   "PORTAL" The Portal(SM) Market of The Nasdaq
                                   Stock Market;

      "PRC" the People's Republic of China (which shall for the purposes of this Agreement, unless otherwise indicated, exclude Hong Kong, Macao and Taiwan);

      "PRE-IPO SHARE OPTION        the share option scheme adopted by the sole
      SCHEME"                      shareholder of the Company by way of written
                                   resolution dated 22 March 2004, the principal terms of which are summarised in the paragraph headed "Pre-IPO Share Option
                                   Scheme" in Appendix V of the Prospectus;

      "PRELIMINARY OFFERING        the preliminary offering circular dated 12
      CIRCULAR"                    April 2004 issued by the Company and
                                   circulated to the International Placing
                                   Underwriters and selected prospective placees in connection with the International Placing
                                   (as amended or supplemented pursuant to
                                   Clause 6.1.1(x));

      "PRICE DETERMINATION         the agreement entered into on the date hereof
      AGREEMENT"                   between the Company, the Selling Shareholder
                                   and HSBC (on behalf of the Public Offer
                                   Underwriters) to record their agreement of the Offer Price;

      "PROFESSIONAL INVESTOR       the notice from HSBC in the form set out in
      TREATMENT NOTICE"            Schedule 6;

      "PROPERTY VALUERS"           LCH (Asia-Pacific) Surveyors Limited;

      "PROSPECTUS"                 the prospectus dated 16 April 2004 issued by
                                   the Company in connection with the Public
                                   Offer (as amended or supplemented pursuant to Clause 6.1.1(x) or clause 6.1.1(x) of the Public Offer Underwriting Agreement
                                   (as the case may be));

      "PROSPECTUS DATE"            16 April 2004, being the date of issue of the
                                   Prospectus;

      "PUBLIC OFFER"               the offer of the Public Offer Shares for sale
                                   on and subject to the terms and conditions set out in the Public Offer Documents;

      "PUBLIC OFFER APPLICATIONS"  valid applications for Public Offer Shares made on Application Forms (including, without limitation and for the avoidance of doubt, applications made on white Application Forms by HKSCC Nominees Limited on behalf of applicants who have given electronic application instructions) and accompanied by cheques or cashier's orders for the full amount payable on application which are honoured on first (or, at HSBC's option, subsequent) presentation and otherwise in compliance with the terms of the Public Offer Documents;

      "PUBLIC OFFER DOCUMENTS"     the Prospectus and the Application Forms;

      "PUBLIC OFFER SHARES"        the 20,000,000 Shares initially being offered
                                   for sale by the Selling Shareholder pursuant to the Public Offer, as adjusted in accordance with clauses 2.3 and 2.4 of the Public Offer Underwriting Agreement;

      "PUBLIC OFFER OVER-          a situation where the aggregate number of
      SUBSCRIPTION"                Public Offer Shares being applied for under
                                   Public Offer Applications is greater in
                                   number than the aggregate number of the
                                   initial Public Offer Shares;

      "PUBLIC OFFER UNDERWRITERS"  the underwriters identified in the Public
                                   Offer Underwriting Agreement as being the several underwriters of the Public Offer;

      "PUBLIC OFFER                the underwriting agreement dated 15 April
      UNDERWRITING AGREEMENT"      2004 between the Company, the Selling
                                   Shareholder, the Executive Directors, HSBC and the Public Offer Underwriters relating the Public Offer;

      "PUBLIC OFFER UNDER-         has the meaning attributed thereto in clause
      SUBSCRIPTION"                3.4.2 of the Public Offer Underwriting
                                   Agreement;

      "QUALIFIED INSTITUTIONAL     has the meaning attributed thereto in Rule
      BUYERS" OR "QIBS"            144A;

      "RECEIVING BANKER"           HSBC, in its capacity as the bank appointed
                                   to hold the application monies received in connection with the Public Offer pursuant to the Receiving Banker Agreement;

      "RECEIVING BANKER            the agreement dated 15 April 2004 and entered
       AGREEMENT"                  into by the Selling Shareholder, HSBC
                                   Nominees (Hong Kong) Limited and HSBC;

      "REFERENCE INTERNATIONAL     the amount obtained by A x (PV + OPV) where
                                   A = the Offer

      PLACING AMOUNT"              Price, PV = the initial number of
                                   International Placing Shares and OPV = the number of Over-allotment Shares to be sold by the Selling Shareholder pursuant to the exercise of the Selling Shareholder's
                                   Over-allotment Option and allocated to the International Placing in accordance with
                                   Clause 2.3.2(i);

      "REGISTRARS"                 Bank of Butterfield International (Cayman)
                                   Ltd., being the principal share registrar of the Company;

      "REGISTRARS AGREEMENT"       the registrars and transfer agent agreement
                                   dated 16 April 2004 between the Company and the Registrars;

      "REGULATION D"               Regulation D promulgated under the US
                                   Securities Act;

      "REGULATION S"               Regulation S promulgated under the US
                                   Securities Act;

      "REORGANISATION"             the corporate reorganisation of the Group in
                                   preparation for the listing of the Shares on the Stock Exchange as defined and described in the Final Offering Circular;

      "REORGANISATION DOCUMENTS"   the documents referred to in Schedule 3;

      "REPORTING ACCOUNTANTS"      Deloitte Touche Tohmatsu;

      "RULE 144A"                  Rule 144A promulgated under the US Securities
                                   Act;

      "SELLING AGENT"              any sub-agent (including, without limitation,
                                   any US Selling Agent) on behalf of the
                                   Company appointed pursuant to the provisions of Clause 3.4.3;

      "SFC"                        the Securities and Futures Commission of Hong
                                   Kong;

      "SHARE OPTION SCHEME"        the share option scheme conditionally adopted
                                   by the sole shareholder of the Company at an extraordinary general meeting held on 8 April
                                   2004, the principal terms of which are
                                   summarised in the paragraph headed "Share
                                   Option Scheme" in Appendix V of the
                                   Prospectus;

      "SHARE(S)"                   ordinary shares of nominal value HK$0.01 each
                                   in the share capital of the Company;

      "STOCK BORROWING             the stock borrowing and lending agreement of
      AGREEMENT"                   even date in connection with Shares between
                                   the Selling Shareholder and HSBC;

      "STOCK EXCHANGE"             The Stock Exchange of Hong Kong Limited;

      "SUB-REGISTRARS"             Computershare Hong Kong Investor Services
                                   Limited, being the Hong Kong branch share registrar of the Company;

      "SUB-REGISTRARS              the branch registrar agreement dated 16 April
      AGREEMENT"                   2004 between the Company and the
                                   Sub-Registrars;

      "SUBSIDIARIES"               the subsidiaries of the Company named in the
                                   accountants' report, the text of which is set out in Appendix I to the Final Offering
                                   Circular, and "SUBSIDIARY" means any or a specific one of them;

      "SUBSIDIARIES"               has the meaning ascribed thereto in the
                                   Companies Ordinance;

      "TIME OF DELIVERY"           the Closing Time of Delivery or an Option
                                   Time of Delivery (as the case may be);

      "TRADING FEE"                Stock Exchange trading fee per Share of
                                   0.005% of the Offer Price;

      "TRANSACTION"                any transaction, act, event, omission or
                                   circumstance existing of whatever nature;

      "TRANSACTION LEVY"           SFC transaction levy per Share of 0.005% of
                                   the Offer Price;

      "UNDERWRITERS"               the Public Offer Underwriters and the
                                   International Placing Underwriters;

      "UNDERWRITING DOCUMENTS"     this Agreement, the Price Determination
                                   Agreement and the Public Offer Underwriting
                                   Agreement;

      "US" AND "UNITED STATES"     the United States of America, its
                                   territories, its possessions, any State of the United States and the District of Columbia;

      "US EXCHANGE ACT"            the United States Securities Exchange Act of
                                   1934 (as amended or supplemented);

      "US INVESTMENT COMPANY ACT"  the United States Investment Company Act of
                                   1940 (as amended or supplemented);

      "US PERSON"                  has the meaning assigned thereto under
                                   Regulation S;

      "US SECURITIES ACT"          the United States Securities Act of 1933 (as
                                   amended or supplemented);

      "US SELLING AGENT(S)"        broker dealer(s) registered under Section 15
                                   of the US Exchange Act who are identified as Selling Agent(s) in the US in relation to the International Placing;

      "VERIFICATION NOTES"         the verification notes dated 15 April 2004
                                   prepared by Linklaters in connection with the verification of the Prospectus;

      "WARRANTIES"                 the representations, warranties, agreements
                                   and undertakings to be given by the
                                   Warrantors in Schedule 7;

      "WARRANTORS"                 the Company and the Selling Shareholder.

1.2   OTHER INTERPRETATION

      In this Agreement, unless otherwise specified:-

      1.2.1 references to "RECITALS", "SECTIONS", "CLAUSES", "PARAGRAPHS" and "SCHEDULES" are to recitals, sections, clauses, paragraphs of and schedules to this Agreement;

     1.2.2 a reference to any statute or statutory provision shall be construed as a reference to the same as it may have been, or may from time to time be, amended, modified or re-enacted;

     1.2.3 references to a "COMPANY" shall be construed so as to include any company, corporation or other body corporate, whenever and however incorporated or established;

     1.2.4 references to a "PERSON" shall be construed so as to include any individual, firm, company, government, state or agency of a state or any joint venture, association or partnership (whether or not having separate legal personality);

     1.2.5 references to writing shall include any modes of reproducing words in a legible and non-transitory form;

     1.2.6 references to times of the day are, unless otherwise specified, to Hong Kong time;

     1.2.7 headings to Clauses, sections and Schedules are for convenience only and do not affect the interpretation of this Agreement;

     1.2.8 the Schedules form part of this Agreement and shall have the same force and effect as if expressly set out in the body of this Agreement, and any reference to this Agreement shall include the Schedules;

     1.2.9 references to documents being "IN AGREED FORM" are to the form of the draft or final or executed version thereof signed for identification by or on behalf of the Company and HSBC with such alterations as may be agreed between the Company and HSBC, but such documents in agreed form do not form part of this Agreement;

     1.2.10 references to "best knowledge, information, belief and/or awareness" of any person or similar terms shall be treated as including but not limited to any knowledge, information, belief and awareness which the person would have had if such person had made due and careful enquiries; and

     1.2.11 words in the singular shall include the plural (and vice versa) and words importing one gender shall include the other two genders.

2     THE GLOBAL OFFERING

2.1   CONDITIONS PRECEDENT

      2.1.1 OBLIGATIONS CONDITIONAL

            The obligations of the International Placing Underwriters under this Agreement are conditional upon:-

            (i) HSBC, on behalf of the International Placing Underwriters, receiving from the Company and the Selling Shareholder (as the case may be):

                  (a)   the Conditions Precedent Documents listed in Part A of
                        Schedule 4 (other than those Conditions Precedent Documents already received by HSBC (on behalf of the Public Offer Underwriters) pursuant to Clause 2.1.1 of the Public Offer Underwriting Agreement) in form and substance satisfactory to HSBC not later than 5:00 p.m. on the date hereof; and

                  (b)   the Conditions Precedent Documents listed in Part B of
                        Schedule 4 in form and substance satisfactory to HSBC not later than 5:00 p.m. on the Business Day before each Closing;

            (ii) the Listing Committee granting listing of and permission to deal in the Shares in issue and to be issued pursuant to the Pre-IPO Share Option Scheme and the Share Option Scheme (subject only to despatch of the share certificates in respect thereof and such other normal conditions acceptable to the Company and HSBC, on behalf of the Underwriters) not later than 16 May 2004 and such listing and permission not subsequently having been revoked prior to the commencement of dealings in the Shares on the Stock Exchange;

            (iii) the Price Determination Agreement being executed and delivered by the parties thereto prior to or simultaneously with the execution of this Agreement;

            (iv) the Public Offer Underwriting Agreement, to the extent that it is subject to any specific conditions, becoming unconditional in accordance with its terms (other than any condition for the other Underwriting Documents to become unconditional) and not having been terminated in accordance with its terms or otherwise;

            (v) the Warranties being true and accurate on and as of the date of this Agreement and the dates on which they are deemed to be repeated under this Agreement (as though and they had been given and made on such date by reference to the facts and circumstances then subsisting); and

            (vi) each of the Company, the Selling Shareholder and the Executive Directors having complied with this Agreement and satisfied all the obligations and conditions on its part under this Agreement to be performed or satisfied on or prior to the respective times and dates by which such obligations must be performed or conditions met.

      2.1.2 UNDERTAKING BY THE COMPANY, THE SELLING SHAREHOLDER AND THE EXECUTIVE DIRECTORS

            Each of the Company, the Selling Shareholder and the Executive Directors undertakes to use its best endeavours to procure that the Conditions are fulfilled by the times and dates stated therein, and in particular shall furnish such information, supply such documents, pay such fees, give such undertakings and do all such acts and things as may be required by HSBC (on behalf of the International Placing Underwriters), the Stock Exchange, the SFC and any relevant Governmental Authority in connection with the application for the listing of and permission to deal in the Shares on the Stock Exchange or the fulfilment of the Conditions.

      2.1.3 HSBC'S WAIVER

            HSBC may, for itself and on behalf of the other International Placing Underwriters, in its sole and absolute discretion, by giving notice to the Company and the other International Placing Underwriters on or before the respective latest times on which the relevant Condition may be fulfilled:-

            (i) extend the deadline for the fulfilment of any or all Conditions by such number of days and/or hours and/or in such manner as HSBC may determine on behalf of the International Placing Underwriters but in any event no later than 16 May 2004; or

            (ii) waive (conditionally or unconditionally) the Conditions under Clauses 2.1.1(i), (v) or (vi) on behalf of the International Placing Underwriters.

      2.1.4 TERMINATION

            If any of the Conditions is not fulfilled, or waived in accordance with Clause 2.1.3, this Agreement (in the case of any non-fulfilment or non-waiver on or prior to the International Placing Closing Date) or the relevant unperformed obligations in connection with any undelivered Over-allotment Shares (in the case of any non-fulfilment or non-waiver after the International Placing Closing Date and on or prior to the relevant Option Closing Date) shall cease and terminate with immediate effect except that the provisions of Clause 9.2 shall apply.

2.2   STABILIZATION

      2.2.1 HSBC is hereby appointed as stabilizing manager in connection with the Global Offering and may (but shall not be obliged) and not as agent for the Company or the Selling Shareholder, to the extent permitted by applicable Law of Hong Kong or elsewhere, over allocate or effect any other transactions (in the market or otherwise and whether in Hong Kong or elsewhere) with a view to supporting the market price of the Shares at a level higher than that which might otherwise prevail in the open market for a limited period after the commencement of trading in the Shares ("STABILIZING ACTION").

      2.2.2 HSBC may, in its sole and absolute discretion, appoint any of its Affiliates or any other person(s) to be its agent(s) for the purposes of taking any stabilizing action, with such authorities and rights as HSBC has pursuant to Clause 2.2.1.

      2.2.3 Stabilizing action, if taken, may be discontinued at any time.

      2.2.4 Any liability, expenses and any loss resulting from such stabilizing action shall be borne, and any profit arising from such stabilizing action shall be beneficially retained, by HSBC.

      2.2.5 Each of the Warrantors and the International Placing Underwriters (other than HSBC) undertakes to the International Placing Underwriters (including HSBC) that it will not take or cause or authorise any other person to take, and the Warrantors shall cause their respective affiliates, agents and/or subsidiaries not to take, directly or indirectly, any stabilizing action or any action which is designed to or which constitutes or which might be expected to cause or result in the stabilization or manipulation, in violation of applicable Laws, of the price of any security of the Company, provided that the granting of the Over-allotment Option hereunder shall not constitute a breach of this Clause 2.2.5.

2.3   OVER-ALLOTMENT OPTION

      2.3.1 The Selling Shareholder hereby grants to HSBC an option, exercisable at the sole and absolute discretion by HSBC, to require the Selling Shareholder to sell up to an additional 30,000,000 Shares to such person(s) as HSBC shall direct at the

            Offer Price (plus the Brokerage, Fee and Levies) per Share, subject to the provisions of Clause 2.3.2.

      2.3.2 The exercise of the Over-allotment Option is subject to the following provisions:

            (i) the Over-allotment Shares to be sold pursuant to an exercise of the Over-allotment Option shall be deemed to be International Placing Shares (subject to rounding by HSBC in its sole and absolute discretion);

            (ii) the Over-allotment Option shall be exercisable up to and including at 5:00 p.m. on the date which is 30 days after the last day for the lodging of applications under the Public Offer;

            (iii) the Over-allotment Option may be exercised in whole or in part, for any number of times and can be used solely to cover over-allocations in the International Placing;

            (iv) the Over-allotment Option may be exercised upon issuance of the Exercise Notice by HSBC to the Selling Shareholder setting out (i) the number of Shares under the Over-allotment Option as to which HSBC is then exercising the option; (ii) the time and date of payment for and delivery of such Over-allotment Shares (each such time and date in connection with exercise of the Over-allotment Option, an "OPTION TIME OF DELIVERY"); and
                  (iii) the manner in which the share certificates in respect of such Over-allotment Shares shall be issued;

            (v) each Option Time of Delivery shall be determined by HSBC and, unless HSBC and the Selling Shareholder agree in writing, such time and date:

                  (a) shall not be earlier than two or later than five Business Days after the date of receipt of the relevant Exercise Notice;

                  (b)   shall not be earlier than the Closing Time of Delivery;
                        and

                  (c) shall not be later than the date which is 30 days after the last time for the lodging of applications under the Public Offer;

            (vi) any Over-allotment Shares sold pursuant to this Clause 2.3 shall for all purposes (including underwriting commissions and expenses) be deemed to be delivered under and with the benefit of all rights, representations, warranties and undertakings applying under this Agreement to the International Placing Shares, and HSBC shall, for all such purposes, be deemed to have agreed to procure purchasers for, or failing which to itself purchase, any such Over-allotment Shares and the International Placing Underwriting Commitment of HSBC shall be deemed to be increased by the number of such Over-allotment Shares;

            (vii) to the extent the Over-allotment Option is not previously exercised, they may be surrendered and terminated at any time upon notice by HSBC to the Selling Shareholder.

2.4   CLAWBACK FROM INTERNATIONAL PLACING TO PUBLIC OFFER

      2.4.1 It is agreed and understood that pursuant to the Agreement Between Syndicates and the Public Offer Underwriting Agreement, the aggregate number of the initial Public Offer Shares shall be increased in the following manner: if the number of

            Shares validly applied for in Accepted [comment - not defined] Public Offer Applications represents (i) 15 times or more but less than 50 times (ii) 50 times or more but less than 100 times or (iii) 100 times or more, of the number of Shares initially available for purchase under the Public Offer, then Shares will be reallocated to the Public Offer from the International Placing, so that the total number of Shares available under the Public Offer will be increased to such number as represents approximately 30% (in the case of (i)) or 40% (in the case of (ii)) or 50% (in the case of (iii)), respectively, of the number of Offer Shares initially available under the Global Offering (before taking into account any exercise of the Over-allotment Option).

      2.4.2 In the event of a reallocation of Offer Shares from the International Placing to the Public Offer pursuant to Clauses 2.4.1, the relevant number of International Placing Shares shall be withdrawn from the International Placing and made available as additional Public Offer Shares offered for sale pursuant to the Public Offer, provided always that:

            (i) for the avoidance of doubt, any such reallocation shall have no effect on the obligations of the Selling Shareholder to pay the combined underwriting and management commission and selling concession due to the International Placing Underwriters which shall be determined pursuant to Clause 4.1; and

            (ii) subject as aforesaid and to the terms and conditions set out in the Public Offer Underwriting Agreement, any Shares which are reallocated from the International Placing to the Public Offer shall be allocated in such manner as HSBC may, in its sole and absolute discretion, determine.

2.5   ALLOCATION OF PUBLIC OFFER UNDER-SUBSCRIPTION TO INTERNATIONAL PLACING

      2.5.1 If a Public Offer Under-Subscription shall occur, HSBC, at its sole and absolute discretion, may (but shall not be obliged to) reallocate all or any of the Public Offer Shares comprised in any such Public Offer Under-Subscription from the Public Offer to the International Placing and make such Offer Shares available for purchase as additional International Placing Shares.

      2.5.2 Subject as aforesaid and to the terms and conditions of the Placing Documents, any Shares which are reallocated from the Public Offer to the International Placing shall be allocated in such manner as HSBC shall, in its sole and absolute discretion, determine.

      2.5.3 Such reallocated Shares shall be allocated to such International Placing Underwriters and in such manner as HSBC shall in its sole and absolute discretion determine and in such amounts as HSBC and such International Placing Underwriters shall agree, and the International Placing Underwriting Commitment of each such International Placing Underwriter shall be increased by the number of reallocated Shares allocated to it and such International Placing Underwriter agrees to take up or procure placees for such reallocated Shares.

      2.5.4 The Selling Shareholder shall pay combined underwriting and management commission and selling concession to the International Placing Underwriters in respect of Shares reallocated from the Public Offer to the International Placing in accordance with Clause 4.1.

2.6 APPOINTMENT OF SPONSOR, GLOBAL COORDINATOR, BOOKRUNNER, LEAD MANAGER AND INTERNATIONAL PLACING UNDERWRITERS

      2.6.1 Subject to the terms and conditions of this Agreement:

            (i) the Company hereby appoints, to the exclusion of all others, HSBC as its sponsor in respect of the listing of the Shares on the Stock Exchange; and

            (ii) the Selling Shareholder hereby appoints, to the exclusion of all others, HSBC as the global coordinator, bookrunner and lead manager to manage the Global Offering; and

            (iii) the Selling Shareholder hereby appoints, to the exclusion of others, the International Placing Underwriters as underwriters for the International Placing,

            and HSBC and other International Placing Underwriters relying on the representations, warranties, agreements, undertakings and indemnities herein contained and subject as hereinafter mentioned, accept their respective appointments hereunder.

      2.6.2 Each such appointment is made on the basis, and upon terms, that the appointee is irrevocably authorised to delegate all or any of its relevant rights, duties, powers and discretions in such manner and on such terms or subject to such conditions as it thinks fit (with or without formality and without prior notice of any such delegation being required to be given to the Company or the Selling Shareholder) to any one or more of its Affiliates.

      2.6.3 Each of the Company and the Selling Shareholder hereby confirms that the foregoing appointments confer on each appointee and its Affiliates all rights, powers, authorities and discretions on behalf of the Company and the Selling Shareholder which are necessary for, or incidental to, the performance of its roles contemplated by this Agreement and hereby agree to ratify and confirm everything which such appointee and its Affiliates have done or shall do in the exercise of such rights, powers, authorities and discretions.

3     THE INTERNATIONAL PLACING

3.1   OFFER AND UNDERWRITING OF INTERNATIONAL PLACING SHARES

      3.1.1 The Selling Shareholder agrees to offer and sell the International Placing Shares for purchase by such placees as the International Placing Underwriters shall direct or to the International Placing Underwriters (as the case may be) at the Offer Price (plus the Brokerage, Fee and Levies), payable in full in HK dollars, on and subject to the terms and conditions set out in the Final Offering Circular and this Agreement and, on and subject to the terms and conditions of this Agreement and in reliance upon the Warranties and the other representations, warranties, undertakings and indemnities given by the Warrantors or any of them under this Agreement, each of the International Placing Underwriters agrees severally (but not jointly or jointly and severally) to procure the purchase of, or failing which the International Placing Underwriter will itself purchase, from the Selling Shareholder the maximum number of International Placing Shares set forth opposite the name of such International Placing Underwriter in column (IV) in Schedule 1 and, in the event that the Over-allotment Option is duly exercised, that portion of the number of Over-allotment Shares in respect of which the Over-allotment Option shall then have been exercised, up to but not exceeding the number of Over-allotment Shares in column (V) in Schedule 1.

      3.1.2 The International Placing Shares are to be offered on terms, inter alia, that:

            (i) the International Placing Shares have not been and will not be registered under the US Securities Act and may not be offered or sold within the US except in reliance on Rule 144A or otherwise pursuant to an applicable exemption and outside the US to non-US Persons in reliance on Regulation S;

            (ii) all offers and sales of the International Placing Shares in the US shall be made by US Selling Agents and otherwise in compliance with the US Securities Act, the US Exchange Act and applicable Laws.

      3.1.3 The obligations of the International Placing Underwriters determined pursuant to this Clause 3.1 may be rounded, as determined by HSBC in its sole and absolute discretion, to avoid fractions and odd lots. The determination of HSBC shall be final and conclusive.

3.2   HSBC'S OPTION

      If one or more International Placing Underwriters incur an obligation under Clause 3.1.1 to take up International Placing Shares, HSBC shall have the right (but shall not be obliged) to purchase or procure placees (which may include any other International Placing Underwriter(s)) to purchase (subject to and in accordance with this Agreement) all or any of the International Placing Shares for which any International Placing Underwriter is required to purchase or procure purchasers pursuant to Clause 3.1.1. Any purchase made or procured to be made by HSBC pursuant to this Clause 3.2 in respect of which payment is duly made, specifying the relevant International Placing Underwriter whose obligations HSBC is thereby satisfying, shall satisfy pro tanto the obligation of the relevant International Placing Underwriter under this Clause 3 and shall not affect any agreement or arrangement between the International Placing Underwriters regarding the payment of the combined underwriting and management commission and selling concession.

3.3   DEFAULT OF AN INTERNATIONAL PLACING UNDERWRITER

      Subject to the provisions of the Agreement Between International Placing Underwriters (which shall not be binding on or confer any rights upon any persons other than the parties thereto), none of HSBC or any of the International Placing Underwriters will be liable for any failure on the part of any of the other International Placing Underwriters to perform any of such other International Placing Underwriter's obligations under this Agreement. Notwithstanding the foregoing, each of HSBC and the International Placing Underwriters shall be entitled to enforce any or all of its rights under this Agreement either alone or jointly with any or all of the other International Placing Underwriters.

3.4   APPOINTMENT OF INTERNATIONAL PLACING UNDERWRITERS

      3.4.1 The Selling Shareholder hereby appoints the International Placing Underwriters together to be its sole agents in respect of the offer of the International Placing Shares and to arrange for the placing thereof, and the International Placing Underwriters, relying on the representations, warranties, undertakings and indemnities herein contained and subject as hereinafter mentioned, hereby accept the appointment.

      3.4.2 The Selling Shareholder hereby confirm that the respective appointments under Clause 3.4.1 confer on the International Placing Underwriters all rights, powers, authorities and discretions on behalf of the Selling Shareholder which are necessary for or incidental to, the making of the International Placing and hereby agrees to ratify and confirm everything which the International Placing Underwriters shall do or have done in the exercise of such rights, powers, authorities and discretions.

      3.4.3 Each International Placing Underwriter may, in its absolute discretion, appoint any of its Affiliates and/or, with the prior written approval of HSBC, any other person (including a US Selling Agent) to be sub-agent(s) on behalf of the Selling Shareholder for the purposes of arranging for the placing of the International Placing Shares, with such rights, powers, discretions and authorities as the International Placing Underwriter has pursuant to its appointment under this Clause 3.4.

      3.4.4 The Selling Shareholder hereby approves, confirms and ratifies the appointment by each International Placing Underwriter of any sub-agent(s) pursuant to Clause 3.4.3 and everything (including, without limitation, any oral contracts made on behalf of the Selling Shareholder in respect of the placing of the International Placing Shares with, and the sending of placing letters or telexes to, the said placees under the International Placing) done by such International Placing Underwriter and/or any such sub-agent(s) in exercising its rights, powers, authorities and discretions or in complying with their obligations under this Agreement.

3.5   CLOSING

      3.5.1 HSBC shall inform the Sub-Registrars not later than 5:00 p.m. on the day which is 2 Business Days immediately preceding the relevant Closing Date of the total number of International Placing Shares to be sold by the Selling Shareholder under the International Placing at the relevant Closing (after taking into account any adjustment made pursuant to Clauses 2.3, 2.4 and 2.5), the number of share certificates required to be issued by the Company in the name of HSBC Securities Asia Nominees Limited and/or such other name(s) as HSBC may request, the denomination of each such certificate and the manner in which such International Placing Shares are to be delivered.

      3.5.2 No later than 8:30 a.m. on the relevant Closing Date:

            (i) the Selling Shareholder will deliver to the Registrars such documents necessary to effect the transfer of the International Placing Shares under the applicable Laws;

            (ii) the Company shall (and the Selling Shareholder shall procure that the Company shall):

                  (a) procure that the Registrars shall effect [COMMENT - no share certificates issued to NTE Inc.] the transfer of the International Placing Shares (including any Over-allotment Shares specified in the relevant Exercise Notice) to HSBC Securities Asia Nominees

                        Limited (as nominee for the placees who are entitled to the International Placing Shares under the International Placing) and/or such other name(s) as HSBC may request;

                  (b) procure that HSBC Securities Asia Nominees Limited (as nominee for the placees who are entitled to the International Placing Shares under the International Placing) and/or such other name(s) as HSBC may request shall be entered in the register of members of the Company in respect of the International Placing Shares accordingly (without payment of any registration fee); and

                  (c) procure that share certificates in respect of the International Placing Shares (each in a form complying with the Listing Rules) shall be issued (in such number and denominations as directed by HSBC) in the name of HSBC Securities Asia Nominees Limited and/or such other name(s) as HSBC may request and delivered or released to such person(s) as HSBC may request and/or Hong Kong Securities Clearing Company Limited for immediate credit to such CCASS stock accounts as shall be notified by HSBC to the Company for such purposes.

            Subject to Clause 3.8.3, the Company and the Selling Shareholder shall procure that the transfer of the International Placing Shares to the placees thereof under the International Placing shall be effected in a manner so that no stamp duty is payable in connection with such transfer. The Selling Shareholder agrees to give all consents and do all acts and things and execute all and any documents which in the sole and absolute discretion of HSBC are deemed necessary or desirable to effect the sale of the International Placing Shares. The Selling Shareholder shall sell each International Placing Shares free from any Encumbrance and with the benefit of all rights attached thereto and thereafter accruing thereto including the right to receive all dividends or other distributions which may declared, paid or made thereon at or after the Placing Closing Date.

      3.5.3 The Company shall, pursuant to instructions given by HSBC (on behalf of the International Placing Underwriters), procure that the Sub-Registrar shall deposit the share certificates in respect of the International Placing Shares into HSBC's CCASS participant's account and/or other CCASS participants' accounts as HSBC may designate by 10:00 a.m. [COMMENT: 10:00 am is the time as agreed between Computershare and HKSCC] on the relevant Closing Date [COMMENT: in respect of International Placing Shares before adjustment, "Time of Delivery" means 8:00 am on the Force Majeure Expiry Date].

      3.5.4 No delivery of International Placing Shares to be purchased hereunder shall be effective until and unless each of the Company and Hong Kong Securities Clearing Company Limited shall have furnished or caused to be furnished to HSBC, on behalf of the International Placing Underwriters, certificates and other evidence satisfactory to HSBC of such delivery of International Placing Shares.

      3.5.5 The Selling Shareholder shall receive the net proceeds from the Global Offering through the following bank account:

            "DESIGNATED BANK ACCOUNT" means the following bank account of Nam Tai Group Management Limited, a wholly owned subsidiary of the Selling Shareholder and incorporated in Hong Kong:

            Holder of the Bank Account: Nam Tai Group Management Limited

            Bank Name: The Hongkong and Shanghai Banking Corporation Limited

            Account Number: 500-815287-001.

      3.5.6 Subject to the Selling Shareholder having fulfilled its obligations under this Clause 3.5 and to the extent such moneys have been received by HSBC from the other International Placing Underwriters pursuant to the terms of the Agreement Between International Placing Underwriters (for the avoidance of doubt, HSBC shall not be responsible for the failure or delay by any International Placing Underwriter (except for itself in its capacities as an International Placing Underwriter) to make such payment), HSBC (on behalf of the International Placing Underwriters) shall pay or procured to be paid, prior to 9:30 a.m. on the relevant Closing Date, to the Selling Shareholder through Nam Tai Group Management Limited in Hong Kong dollars in immediately available funds by crediting the Designated Bank Account, the aggregate price for the International Placing Shares to be delivered on such Closing, being the amount obtained by multiplying the Offer Price by the total number of the International Placing Shares to be delivered upon such Closing as adjusted in accordance with Clauses 2.3, 2.4 and 2.5, subject to the deductions to be made pursuant to Clause 3.5.9 and such payment into the Designated Bank Account shall discharge the International Placing Underwriters of any further payment obligations with respect to the International Placing Shares. For the avoidance of doubt, the Brokerage, Fee and Levies paid by the placees of the International Placing shall not be payable to the Selling Shareholder and shall be paid pursuant to Clause 3.8.1.

      3.5.7 The following shall be deducted from the purchase price payable for the International Placing Shares to the Selling Shareholder referred to in Clause 3.5.8 and paid to HSBC (where a person other than HSBC is entitled to any amount so paid, as agent on behalf of such person) or to such person as HSBC may instruct:

            (i) the combined management and underwriting commission and selling concession payable under Clause 4.1;

            (ii) the whole or such portion of the fees, costs and expenses which remain payable by the Selling Shareholder under Clauses 3.8, 4.2, 4.3 and 4.4 as HSBC may calculate and direct being an amount representing HSBC's estimate of all such fees, costs and expenses, except to the extent that such fees, costs and expenses have been deducted from the application moneys pursuant to clause 3.6.1 of the Public Offer Underwriting Agreement, provided that:

                  (a) without prejudice to the Selling Shareholder's obligation under Clauses 4.3 and 4.4, any actual payment under Clauses 4.3 and 4.4 shall not be made without prior consent of the Selling Shareholder;

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

                  (b) if the amount deducted pursuant to this paragraph (ii) is insufficient for purposes of covering such fees, costs and expenses, the Selling Shareholder shall pay to HSBC (where a person other than HSBC is entitled to any amount so paid, as agent on behalf of such person) and/or to such person as HSBC may instruct, an amount equal to such shortfall forthwith upon receipt of demand for the same from HSBC and, in any event, no later than five Business Days from the date of such demand); and

                  (c) HSBC shall within three months of the date of this Agreement pay to the Selling Shareholder through Nam Tai Group Management Limited by crediting the Designated Bank Account an amount equal to the balance of the amount of fees, costs and expenses deducted under this paragraph (ii), if any, after payment by HSBC on behalf of the Selling Shareholder of the aforementioned fees, costs and expenses.

      3.5.8 The Selling Shareholder will maintain and cause to be maintained any and all proceeds received by it from HSBC as payment for the Offer Shares in the account at HSBC designated by them pursuant to Clause
            3.5.7 prior to commencement of dealings of the Shares (and if such proceeds relates to Over-allotment Shares, the Over-allotment Shares) on the Hong Kong Stock Exchange.

3.6   THE PLACING DOCUMENTS

      The Company has issued the Preliminary Offering Circular dated 12 April 2004 and will issue the Final Offering Circular on and dated the date hereof. The Company will cause copies of the Placing Documents to be delivered without charge to such persons, in such number, by the time and in the manner as directed by HSBC.

3.7   FURTHER ASSURANCE

      Without prejudice to the foregoing obligations, each of the Company, the Selling Shareholder and the Executive Directors undertakes with the International Placing Underwriters that it will give all such assistance and provide all such information and do (or procure to be done) all such other acts and things as may be required by HSBC to implement the International Placing and this Agreement and that it will comply with all requirements so as to enable listing of and permission to deal in the Shares to be granted by the Listing Committee, such dealings to commence on or before 16 May 2004 and to enable such listing to be maintained thereafter, including in particular, effecting all necessary registrations and/or filings with the Stock Exchange, the SFC, the Registrar of Companies in Hong Kong, and the Executive Directors and the Company will take all steps to ensure that each of the Directors shall duly sign or cause to be duly signed on their behalf all documents required to be signed by them as Directors for the purpose of or in connection with any such registrations and/or filings or the obtaining of listing of and permission to deal in the Shares on the Stock Exchange.

3.8   PAYMENT OBLIGATIONS RELATING TO THE INTERNATIONAL PLACING

      3.8.1 PAYMENT OF BROKERAGE, FEE AND LEVIES ON BEHALF OF PLACEES

            The International Placing Underwriters shall be entitled to retain for their own account the Brokerage to be paid by the placees to the International Placing Underwriters in respect of the International Placing Shares. HSBC (on behalf of the

            International Placing Underwriters) will arrange for payment on behalf of placees under the International Placing of the Trading Fee, the Transaction Levy and the Investor Compensation Levy in respect of the sale of the International Placing Shares to the Stock Exchange, such amounts to be paid out of the Placing Moneys payable to the Selling Shareholder.

      3.8.2 PAYMENT OF TRADING FEE, TRANSACTION LEVY AND INVESTOR COMPENSATION LEVY ON BEHALF OF THE SELLING SHAREHOLDER

            HSBC, on behalf of the Selling Shareholder, will arrange for the payment of the Trading Fee, the Transaction Levy and the Investor Compensation Levy payable by the Selling Shareholder in respect of the sale of International Placing Shares to the Stock Exchange, such amounts to be paid out of the Placing Moneys payable to the Selling Shareholder.

      3.8.3 PAYMENT OF TRANSFER AND OTHER FEES

            (i) The Selling Shareholder shall pay any tax, duty (including stamp duty), fund, levy, fee or other charge or expense (including any fine or penalty) which may be payable in Hong Kong or elsewhere, together with any interest and penalties, payable on the offer or transfer of the International Placing Shares under the Global Offering (whether payable as seller or purchaser) in accordance with the terms of this Agreement, the International Placing, the execution and delivery of, or the performance of any of the provisions under, this Agreement, which are or may be required to be paid under the applicable Laws or by any Governmental Authority or otherwise, save for any profit tax payable in Hong Kong by HSBC or the International Placing Underwriters arising out of any commission or fees received by any such party pursuant to Clauses 4.1 and 4.2 to this Agreement. For the avoidance of doubt, this includes, without limitation, any stamp duty payable by the Selling Shareholder, the International Placing Underwriters and the purchasers of the International Placing Shares in relation to the transfers of the International Placing Shares contemplated under this Agreement (including, the transfer to the International Placing Underwriters, or purchasers procured by the International Placing Underwriters, and the re-offers and re-sales of, the International Placing Shares, or transfers of, or agreements to transfer, the International Placing Shares executed or made by the International Placing Underwriters as transferor to placees procured by the International Placing Underwriters under the International Placing).

            (ii)  This Clause 3.8.3 shall, extend to:

                  (a) the sales and transfers by any person (the "STOCKLENDERS") to any International Placing Underwriter, and subsequent sales and retransfers by each such International Placing Underwriter to the relevant Stocklender, each under the terms of one or more stock lending agreements, of a number of Shares not exceeding, in total for all International Placing Underwriters, the maximum number of Over-allotment Shares to which the Over-allotment Option relates (for the avoidance of doubt, regardless of whether, and the extent to which the Over-allotment Option is exercised); and

                  (b) (to the extent to which the Over-allotment Option is not exercised) the sale, transfer or delivery by the International Placing Underwriters to placees of a number of Shares not exceeding, in total for all International Placing Underwriters, the maximum number of Over-allotment Shares to which the Over-allotment Option relates (for the avoidance of doubt, regardless of whether, and the extent to which, the Over-allotment Option is exercised).

3.9   DISCHARGE FROM INTERNATIONAL PLACING UNDERWRITERS' OBLIGATIONS

      As soon as the International Placing Shares comprising the International Placing Underwriting Commitment of an International Placing Underwriter shall be purchased and paid for by the International Placing Underwriter and/or purchasers procured by such International Placing Underwriter and/or otherwise pursuant to this Agreement, such International Placing Underwriter shall be discharged from all further liability under this Agreement save in respect of Clauses 10.8 and 10.9 and any antecedent breaches under this Agreement.

4     COSTS, EXPENSES, FEES AND COMMISSIONS

4.1   UNDERWRITING COMMISSIONS

      4.1.1 In consideration of the services of the International Placing Underwriters under this Agreement, the Selling Shareholder will pay a combined underwriting and management commission and selling concession at the rate of 3.0% of the Reference International Placing Amount, out of which the International Placing Underwriters will meet all (if any) selling concessions.

      4.1.2 For the avoidance of doubt:

            (a) if the number of International Placing Shares is reduced as provided in Clause 2.4, the International Placing Underwriters shall still be entitled to be paid a combined underwriting and management commission and selling concession of 3.0% in relation to those International Placing Shares which are withdrawn from the International Placing and made available for purchase pursuant to Public Offer; and

            (b) if the number of International Placing Shares is increased as provided in Clause 2.5, the International Placing Underwriters shall be entitled to be paid a combined underwriting and management commission and selling concession of 3.0% in relation to those additional International Placing Shares for which the International Placing Underwriters shall have agreed to purchase or procure purchasers.

4.2   OTHER FEES AND EXPENSES

      The Selling Shareholder will further pay to HSBC (to the extent not already paid under clause 4.2 of the Public Offer Underwriting Agreement) such other fees and expenses of such amounts and in such manner as have been separately agreed between the Company (or any member of the Group) and/or the Selling Shareholder (or any member of its group) and HSBC.

4.3   INTERNATIONAL PLACING UNDERWRITERS' EXPENSES

      The Selling Shareholder shall also pay to HSBC on behalf of the International Placing Underwriters, all amount of costs, fees and expenses (including, without limitation, the costs of the International Placing Underwriters' legal advisers and all travelling, telecommunications, postage and other out-of-pocket expenses) incurred by the International Placing Underwriters or any of them or on their or its behalf under this Agreement or in connection with the International Placing.

4.4   EXPENSES TO BE BORNE BY THE SELLING SHAREHOLDER

      The Selling Shareholder shall be responsible for all costs, fees and expenses arising from, in connection with or incidental to the Global Offering, which shall include but are not limited to the following:-

      (a) all capital duty, premium duty, tax, duty, levy and other fees, charges and expenses payable, whether pursuant to any Law or otherwise in respect of the transfer of the Offer Shares, the Global Offering and all transactions contemplated thereunder, the execution and delivery of, and the performance of any of the provisions under, the Underwriting Documents save for any profit tax payable in Hong Kong by any of HSBC or the Underwriters, arising out of any commission or fees received by any of such parties pursuant to the Underwriting Documents;

      (b)   fees and expenses of the Reporting Accountants;

      (c)   fees and expenses of the Receiving Banker;

      (d)   fees and expenses of the Property Valuers;

      (e)   fees and expenses of the Registrars and the Sub-Registrars;

      (f)   fees and expenses of all legal advisers;

      (g)   fees and expenses of the public relations consultants;

      (h)   fees and expenses of the translators;

      (i) fees and expenses of other agents and advisers of the Company and the Selling Shareholder;

      (j) fees and expenses related to the application for listing of the Shares on the Stock Exchange and the maintenance of a listing on the Stock Exchange;

      (k) fees and expenses related to the filing or registration of the Offer Documents and any amendments and supplements thereto with any relevant authority, including the Registrar of Companies in Hong Kong;

      (l) the costs and expenses of listing the Offer Shares on, and qualifying the Offer Shares for trading in, PORTAL and any expenses incidental thereto;

      (m) costs and expenses relating to the launching of the Global Offering and the conducting of roadshows, syndicate analysts' briefing and video and other presentations relating to the Global Offering;

      (n)   printing and advertising costs;

      (o) the costs of preparing, printing, delivery and distribution (including transportation, packaging and insurance) of documents of title to the Offer Shares;

      (p) costs of despatch and distribution of the Offer Documents and all amendments and supplements thereto in all relevant jurisdictions;

      (q) CCASS transaction fees payable on the deposit into HSBC's CCASS account, the transfers within CCASS of the International Placing Shares by HSBC to the International Placing Underwriters and by the International Placing Underwriters to the placees under the International Placing; and

      (r) all expenses in connection with the qualification of the International Placing Shares for offering and sale under securities laws of the relevant jurisdictions including the fees and disbursement of counsel for the International Placing Underwriters in connection with such qualification and in connection with the Blue Sky surveys.

4.5   PAYMENT

      All amounts due hereunder shall be due and payable on or before the Listing Date and may be deducted from the Placing Moneys pursuant to Clause 3.5.9.

5     REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS

5.1   REPRESENTATIONS, WARRANTIES AND UNDERTAKINGS BY THE WARRANTORS

      The Warrantors jointly and severally represent, warrant, agree and undertake to the International Placing Underwriters and each of them in the terms set out in Part 1 of Schedule 7. The Company represents, warrants, agrees and undertakes to the International Placing Underwriters and each of them in the terms set out in Part 2 of Schedule 7. The Selling Shareholder further represents, warrants, agrees and undertakes to the International Placing Underwriters and each of them in the terms set out in Part 3 of Schedule 7. The Warrantors accept that each of the International Placing Underwriters is entering into this Agreement in reliance upon each of such representations, warranties, agreements and undertakings. Any certificate signed by a duly authorised officers of the Company or the Selling Shareholder which is required to be delivered pursuant to Clause 2.1.1(i) shall be deemed to be a representation, warranty, agreement and undertaking by the Company or the Selling Shareholder (as the case may be) to the International Placing Underwriters and each of them as to the matters covered thereby.

5.2   RIGHTS IN RELATION TO THE WARRANTIES

      5.2.1 Each of the Warranties shall be construed separately and shall not be limited or restricted by reference to or inference from the terms of any other of the Warranties or any other term of this Agreement.

      5.2.2 The Warranties shall remain in full force and effect notwithstanding completion of the Global Offering.

      5.2.3 The Warranties are given on and as at the date of this Agreement with respect to the facts and circumstances subsisting at the date of this Agreement. In addition, the Warranties shall be deemed to be given on and as at:

            (i)   the date of the Final Offering Circular;

            (ii)  immediately prior to 8:00 a.m. on the Force Majeure Expiry
                  Date;

            (iii) the Closing Time of Delivery; and

            (iv) each Option Time of Delivery [unless a notice is given pursuant to Clause 9.2],

            in each case with reference to the facts and circumstances then subsisting. For the avoidance of doubt, nothing in this Clause 5.2.3 shall affect the on-going nature of the Warranties.

      5.2.4 Each of the Warrantors undertakes to give notice to each of the International Placing Underwriters forthwith of any matter or event coming to their respective attention at any time on or prior to the last date on which the Warranties are deemed to be given pursuant to the provisions of Clause 5.2.3 which shows any of the Warranties to be or to have been untrue or inaccurate or breached.

      5.2.5 If at any time on or prior to Completion, by reference to the facts and circumstances then subsisting, any matter or event comes to the attention of any of the Warrantors which:

            (i) would or might result in any of the Warranties, if repeated immediately after the occurrence of such matter or event, being untrue or inaccurate or breached; or

            (ii) would or might render untrue, inaccurate or misleading any statement, whether of fact or opinion, contained in the Public Offer Documents, the Formal Notice or the Placing Documents or any of them if the same were issued immediately after the occurrence of such matter or event; or

            (iii) would or might result in the omission of any fact which is material for disclosure or required by applicable Laws to be disclosed in the Public Offer Documents, the Formal Notice or the Placing Documents or any of them (assuming that the relevant documents were to be issued immediately after occurrence of such matter or event); or

            (iv) would or might result in any breach of the representations, warranties or undertakings given by any of the Warrantors or any circumstances giving rise to a claim under any of the indemnities as contained in, or given pursuant to, this Agreement, such Warrantor shall forthwith notify and consult the Company (for itself and on behalf of the Selling Shareholder) and HSBC (for itself and on behalf of the other International Placing Underwriters) and shall take such steps as may be requested by HSBC (for itself and on behalf of the other International Placing Underwriters) to remedy the same.

      5.2.6 If any matter or event referred to in Clause 5.2.5 shall have occurred, nothing herein shall prejudice any rights that HSBC or any of the International Placing Underwriters may have in connection with the occurrence of such matter or event, including without limitation, its rights under Clause 9.

      5.2.7 Each of the Company and the Selling Shareholder shall not, and shall procure that their respective Affiliates will not, and the Executive Directors and the Selling Shareholder shall procure that the Company will not:

            (i) do or omit to do anything which may cause, and will use its best efforts not to permit, any of the Warranties to be untrue or inaccurate or breached in any respect at or prior to any time referred to in Clause 5.2.3 or, if later,

                  Completion (assuming such Warranties to be repeated at such times with reference to the facts and circumstances then subsisting); or

            (ii) do or omit to do anything which could materially and adversely affect the Global Offering.

      5.2.8 For the purpose of this Clause 5:

            (i) the representations, warranties, agreements and undertakings shall remain in full force and effect notwithstanding the completion of the purchase of the Offer Shares, the completion of the Global Offering and all other matters and arrangements referred to or contemplated by this Agreement; and

            (ii) if an amendment or supplement to the Public Offer Documents, the Formal Notice, the International Placing Documents or any of them is published after the date hereof pursuant to Clause 6.1.1(x) or clause 6.1.1(x) of the Public Offer Underwriting Agreement (as the case may be), representations warranties, agreements and undertakings relating to any such documents given pursuant to this Clause 5 shall be deemed to be repeated on the date of publication of such amendment or supplement and when so repeated, representations, warranties, agreements and undertakings relating to such documents shall be read and construed subject to the provisions of this Agreement as if the references therein to such documents means such documents when read together with such amendment or supplement.

6     FURTHER UNDERTAKINGS

6.1 FURTHER UNDERTAKINGS BY THE COMPANY, THE SELLING SHAREHOLDER AND THE EXECUTIVE DIRECTORS

      6.1.1 The Company undertakes to each of the International Placing Underwriters that it will, and the Executive Directors and the Selling Shareholder shall procure that the Company will:

            (i) maintain a listing for the Shares on the Stock Exchange for at least one year after the Conditions have been fulfilled and to pay all fees and supply all further documents, information and undertakings and publish all advertisements or other material as may be necessary or advisable for such purpose, except following a withdrawal of such listing which has been approved by the relevant shareholders of the Company in accordance with the Listing Rules or following an offer (within the meaning of the Hong Kong Code on Takeovers and Mergers) for the Company becoming unconditional;

            (ii) procure that no connected persons (as defined in the Listing Rules) of the Company will itself (or through a company controlled by it) apply or purchase any Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if any such application therefor, or after due and careful enquiries, it becomes aware of any indication of interest therefor, has been made by such persons, it shall forthwith notify HSBC (on behalf of the International Placing Underwriters);

            (iii) procure that there shall be delivered to the Stock Exchange as soon as practicable the declaration in the form set out in Appendix 5, Form F of the Listing Rules;

            (iv) procure that the audited accounts of the Company for its financial year ending 31 December 2004 will be prepared on a basis consistent with the accounting policies adopted for the purposes of the financial statements contained in the report of the Reporting Accountants set out in Appendix I to the Final Offering Circular;

            (v) save as pursuant to any share option scheme of any member of the Group, not without the prior written consent of HSBC (on behalf of the International Placing Underwriters) and unless in compliance with the Listing Rules:

                  (a) at any time after the date of this Agreement up to and including the date falling six months after the date on which dealings in the Shares first commence on the Stock Exchange (the "FIRST SIX-MONTH PERIOD"):

                        (I) offer, accept subscription for, pledge, issue, sell, lend, mortgage, assign, charge, contract to issue or sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, lend or otherwise transfer or dispose of, either directly or indirectly, conditionally or unconditionally, any of the share capital or other securities of the Company or any interest therein (including, but not limited to, any securities that are convertible into or exchangeable for, or that represent the right to receive any such capital or securities or any interest therein); or

                        (II) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such capital or securities or any interest therein; or

                        (III) enter into any transaction with the same economic
                              effect as any transaction described in paragraphs
                              (I) or (II) above;

                        (IV) agree or contract to, or publicly announce any intention to enter into, any transaction described in paragraphs (I), (II) or (III) above,

                        whether any such transaction described in paragraphs (I) or (II) or (III) above is to be settled by delivery of Shares or other securities, in cash or otherwise; and

                  (b) enter into any of the foregoing transactions in paragraphs (a)(I), (II) and (III) above, or agree or contract to or publicly announce any intention to enter into any such transaction, such that the Selling Shareholder would cease to be a controlling shareholder (as defined in the Listing Rules) of the Company during the six-month period immediately following the First Six-Month Period (the "SECOND SIX-MONTH PERIOD");

            (vi) not, at any time after the date of this Agreement up to and including the date on which all of the Conditions are fulfilled (or waived) in accordance with this Agreement, amend or agree to amend the Articles of Association save as requested by Stock Exchange;

            (vii) until the date falling one year after the Listing Date, without the prior written consent of HSBC, not enter into or procure, or permit any member of the Group to enter into, any commitment or agreement or arrangement:

                  (a) of an unusual or onerous nature or outside its ordinary course of business, whether or not that contract, commitment or arrangement would constitute a material contract for the purposes of the Prospectus, the Preliminary Offering Circular or the Final Offering Circular; and

                  (b) which could materially and adversely affect the business or affairs of the Company and the Group taken as a whole;

            (viii) until the date falling six months after the Listing Date:

                  (a)   discuss with HSBC:

                        (I) any major new developments in its sphere of activity which are not public knowledge which may, by virtue of the effect of those developments on its assets and liabilities or financial position or on the general course of its business, lead to substantial movement in the price of its listed securities;

                        (II) any change in the Company's financial condition or in the performance of its business or in the Company's expectation of its performance which, if made public, would be likely to lead to substantial movement in the price of its listed securities; and

                        (III) any proposals or circumstances which may lead to
                              any such developments or changes as described in paragraphs (I) and (II) above;

                  (b) forward to HSBC for perusal in draft all documents to be sent to shareholders and all press announcements to be issued by the Company, which will be sent to the Stock Exchange during such period;

            (ix) until the date falling six months year after the Listing Date, furnish to HSBC copies of all reports or other communications furnished to shareholders, and deliver to HSBC (i) as soon as they are publicly available, copies of any reports and financial statements furnished to or filed with the Stock Exchange or any securities exchange on which any class of securities of the Company may be listed, and (ii) such additional information concerning the business and financial condition of the Company publicly available as HSBC may from time to time request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its shareholders generally or to the Stock Exchange);

            (x) without prejudice to any other rights of any party hereto, if at any time until the date on which the distribution of the International Placing Shares has been completed as determined by HSBC:

                  (a)   Clause 5.2.5 applies; or

                  (b) any event shall have occurred as a result of which the Offer Documents or the Formal Notice or any of them (as then amended or supplemented pursuant to the provisions of this Clause 6.1.1(x) or clause 6.1.1(x) of the Public Offer Underwriting Agreement) would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such document was issued, not misleading; or

                  (c) if it shall be necessary to amend or supplement the Offer Documents or the Formal Notice or any of them to comply with applicable Law,

                  promptly notify HSBC of such event and, subject to the provisions of this Clause 6.1.1(x), the Company (for itself and on behalf of the Selling Shareholder) shall, at its own expense, amend or supplement the Offer Documents, the Formal Notice or any of them, as the case may be, and shall issue and publish such other announcement, circular, document, material or information and do such other act or thing as necessary or advisable to correct such statement or omission or effect such compliance with applicable Law or as may be requested by HSBC and shall, without charge, supply HSBC or as such person(s) as it shall direct with as many copies as HSBC may from time to time request of the aforesaid documents, material or information;

                  Except for the Offer Documents and the Formal Notice or except as otherwise provided pursuant to the Underwriting Documents, each of the Company and the Selling Shareholder undertakes that it shall not, and each of the Executive Directors undertakes to procure that the Company shall not, without the prior written approval of HSBC (for itself and on behalf of the International Placing Underwriters), issue, publish, distribute or otherwise make available any document (including any prospectus or offering circular), announcement, material or information in connection with the International Placing (including any supplement or amendment thereto).

                  The Company will advise HSBC promptly of any proposal to amend or supplement the Offer Documents or the Formal Notice or any of them, and will not effect such amendment or supplementation without HSBC's consent (such consent not to be unreasonably withheld or delayed);

            (xi) during the period of one year after the Listing Date, refrain from taking any action that could jeopardise the listed status of the Shares on the Stock Exchange, provided however, that this paragraph shall not prevent the Company from taking any action for the delisting of the Shares so long as (a) the Company complies in all respects with the Listing Rules and all

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

                   other applicable Laws, and (b) the requisite approval of such action by the holders of the Shares is duly obtained;

            (xii) for so long as the Shares are listed on the Stock Exchange and during the period of one year after the Listing Date, file with the Stock Exchange and the SFC and any other Governmental Authority in Hong Kong and the Cayman Islands, such reports, documents, agreements and other information which may from time to time be required by applicable Laws to be so filed because the Shares are listed on the Stock Exchange;

            (xiii) provide to HSBC (on behalf of the International Placing
                   Underwriters) any such other resolutions, consents, authorities, documents, opinions and certificates which are relevant in the context of the Global Offering owing to circumstances arising or events occurring after the date of this Agreement, but on or before 8:00 a.m. on the last Closing Date, and as HSBC may require;

            (xiv) for so long as any Offer Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the US Securities Act, during any period in which it is neither subject to
                   Section 13 or 15(d) of the US Exchange Act nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the US Securities Act. The Company will execute and deliver the Deed Poll in favour of those persons entitled to the benefit of the undertaking set forth in this paragraph on or before the time and date set out in Clause 2.1.1(i);

            (xv) for so long as any Offer Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the US Securities Act, the Company will not become an "open-end investment company", "unit investment trust" or "face-amount certificate company", as such terms are defined in, and that is or is required to be registered under Section 8 of, the US Investment Company Act;

            (xvi) cause the Offer Shares to be designated as eligible for trading in PORTAL;

            (xvii) during the period of two years after the last Time of
                   Delivery, the Company will not and will not permit any of its "affiliates" (as defined in Rule 144 of the US Securities
                   Act) to resell in the United States any of the Offer Shares which constitute "restricted securities" under Rule 144 of the US Securities Act which have been acquired by the Company or any such affiliates; and

           (xviii) promptly from time to time to take such action as HSBC (on behalf of the International Placing Underwriters) may request, to qualify the Offer Shares for offer and sale by the International Placing Underwriters or through their Affiliates and agents under the Laws of such states of the United States or other jurisdictions as HSBC may designate and shall maintain such qualifications in effect so long as HSBC may require for the offer and sale of the International Placing Shares; provided, however, that, in connection therewith, the Company shall not be obliged to file any general consent to

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

                  service of process or to qualify as a foreign corporation in any jurisdiction in which it is not qualified. The Company will immediately advise HSBC of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offer Shares, for sale in any jurisdiction or the initiation or threatening of any proceedings for such purposes.

      6.1.2 Each of the Company and the Selling Shareholder undertakes to each of the International Placing Underwriters that it will, and the Executive Directors and the Selling Shareholder shall procure that the Company will:

            (i) comply in all respects with the terms and conditions of the Global Offering as provided for in the Offer Documents and the Underwriting Documents and, in particular transfer the International Placing Shares to successful placees under the International Placing;

            (ii) comply in a timely manner with its obligations under the requirements of the Stock Exchange in connection with the Global Offering (including, without limitation, the Listing Rules);

            (iii) procure compliance with the obligations imposed upon it by the
                  Companies Ordinance, the Companies Law and the Listing Rules in respect of or by reason of the matters contemplated by this Agreement, including but without limitation:-

                  (a) the making of all necessary registrations with the Registrar of Companies in Hong Kong and the Registrar of Companies in the Cayman Islands; and

                  (b) the making available for inspection at the offices of Johnson Stokes & Master of the documents referred to in Appendix VI to the Prospectus during the period referred to therein; and

            (iv) procure that the terms of the Registrars Agreement, the Sub-Registrars Agreement and the Receiving Banker Agreement shall not be amended without the prior written consent of HSBC.

      6.1.3 The undertakings in this Clause 6.1 shall remain in full force and effect notwithstanding the completion of the Global Offering and all matters contemplated in this Agreement.

6.2   RESTRICTIONS ON DEALINGS AND RELATED MATTERS

      6.2.1 The Selling Shareholder agrees and undertakes that, save as pursuant to the offer for sale of the Offer Shares under the Global Offering or the Over-allotment Option or any stock lending arrangements agreed between the Selling Shareholder and HSBC in connection with the Global Offering, without the prior written consent of HSBC (on behalf of the International Placing Underwriters) and unless in compliance with the Listing Rules:

            (i)   during the First Six-Month Period:

                  (a) save for using the Shares beneficially owned by it as security (including a charge or a pledge) in favour of an authorised institution (as defined in the Banking Ordinance (Chapter 155 of the Laws of Hong Kong)) for a bona fide commercial loan, it will not offer, pledge,

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

                        charge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant or agree to grant any option, right or warrant to purchase or subscribe for, lend or otherwise transfer or dispose of, either directly or indirectly, conditionally or unconditionally, any share capital or other securities of the Company or any interest therein (including, but not limited to any securities that are convertible into or exchangeable for, or that represent the right to receive, any such capital or securities or any interest therein); or

                  (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any such capital or securities or any interest therein; or

                  (c) enter into any transaction with the same economic effect as any transaction described in (a) or (b) above; or

                  (d) agree or contract to, or publicly announce any intention to enter into, any transaction described in (a) or (b) or (c) above,

                  whether any such transaction described in (a) or (b) or (c) above is to be settled by delivery of such capital or securities, in cash or otherwise; and

            (ii) during the Second Six-Month Period, it will not enter into any of the foregoing transactions in paragraphs (i)(a) or (b) or
                  (c) above or agree or contract to or publicly announce any intention to enter into any such transactions if, immediately following such transfer or disposal, the Selling Shareholder will cease to be a controlling shareholder (as the term is defined in the Listing Rules) of the Company; and

            (iii) until the expiry of the Second Six-Month Period, in the event that it enters into any such transactions or agrees or contracts to, or publicly announces an intention to enter into any such transactions, it will take all reasonable steps to ensure that it will not create a disorderly or false market in the securities of the Company.

      6.2.2 Subject to Clause 6.2.1, the Selling Shareholder agrees and undertakes that, if at any time after the date of this Agreement up to and including the date falling twelve months from the Listing Date, it shall (i) if and when it pledges, mortgages or charges any securities or interests in the securities of the Company beneficially owned by it, immediately inform the Company and HSBC in writing of such pledge, mortgage or charge together with the number of securities so pledged or mortgaged or charged; and (ii) if and when it receives indications, either verbal or written, from any pledgee or mortgagee or chargee that any of the pledged, mortgaged or charged securities or interests in the securities of the Company will be disposed of, immediately inform the Company and HSBC in writing of such indications. The Company agrees and undertakes that upon receiving such information in writing from the Selling Shareholder, it shall, as soon as practicable, notify the Stock Exchange and in accordance with the requirements of the Listing Rules or the Stock Exchange make a public disclosure in relation to such information by way of press announcement.

      6.2.3 Each of the Executive Directors and the Selling Shareholder agrees and undertakes not to (whether itself or through any company controlled by it) apply or subscribe for or purchase any Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules, and if any such application has been made or it has indicated an interest to acquire such Offer Shares, it shall forthwith notify HSBC (on behalf of the International Placing Underwriters);

      6.2.4 The Company agrees and undertakes that it will not, and the Selling Shareholder and each of the Executive Directors undertakes to procure that the Company will not, effect any purchase of Shares, or agree to do so, which may reduce the holdings of Shares of persons other than the directors of the Company, its substantial shareholders or their respective associates (as defined in the Listing Rules) to below 25% on or before the date falling six months after the Listing Date without first having obtained the prior written consent of HSBC (on behalf of the International Placing Underwriters).

      6.2.5 The Warrantors will procure that none of the connected persons shall be accepted as subscribers or purchasers of any Offer Shares either in its own name or through nominees unless permitted to do so under the Listing Rules and such subscriptions or purchases are disclosed in the Preliminary Offering Circular, the Final Offering Circular and the Prospectus.

6.3   OBLIGATIONS AND LIABILITY

      6.3.1 The obligations of each of the Company, the Selling Shareholder, the Executive Directors shall be binding on his, her or its personal representatives and successors (as the case may be).

      6.3.2 Any liability to the International Placing Underwriters or any of them hereunder may in whole or in part be released, compounded or compromised and time or indulgence may be given by HSBC on behalf of the International Placing Underwriters or any of them as regards any person under such liability without prejudicing the rights of any other International Placing Underwriters or the relevant International Placing Underwriter's other rights against such person or the relevant International Placing Underwriter's rights against any other person under the same or a similar liability.

      6.3.3 Subject to the provisions of the Agreement Between International Placing Underwriters (which shall not be binding on or confer any rights upon any persons other than the parties thereto), for the avoidance of doubt, neither HSBC nor any of the International Placing Underwriters shall be responsible or liable for any breach of the provisions of this Agreement by any of the International Placing Underwriters (other than itself in its capacity as an International Placing Underwriter).

      6.3.4 Save and except for any breach of any of its obligations under this Agreement and/or any loss or damage arising out of any gross negligence, wilful default or fraud on the part of HSBC or the relevant International Placing Underwriter, no claim shall be made against HSBC or any of the International Placing Underwriters or against any other of the Indemnified Parties (such right of the Indemnified Parties being held by the International Placing Underwriters as trustee for the Indemnified Parties) by any of the Warrantors (and the Warrantors shall procure that none of its affiliates shall make any such claim), to recover any damage, cost, charge or expense which any of the Warrantors may suffer or incur by reason of or arising out of the carrying out by HSBC or any of the International Placing Underwriters of the work to be done by any of them or the performance of their respective obligations hereunder or otherwise in connection with the Offer Documents, the Global Offering and any associated transactions (whether in performance of its duties as underwriters or otherwise). Specifically (but without prejudice to the generality of the foregoing), none of HSBC or the International Placing Underwriters shall have any liability or responsibility whatsoever for any alleged insufficiency of the Offer Price or any dealing price of the Offer Shares or any announcements, documents, materials, communications or information whatsoever made, given, related or issued arising out of, in relation to or in connection with the Company or the Global Offering (whether or not approved by HSBC or any of the International Placing Underwriters.

7     INDEMNITY

7.1 Each of the Warrantors (collectively, the "INDEMNIFYING PARTIES" and individually, an "INDEMNIFYING PARTY") jointly and severally undertakes to HSBC, the International Placing Underwriters and each of them, for themselves and on trust for the other Indemnified Parties (as hereinafter defined), to indemnify and hold harmless HSBC and each of the International Placing Underwriters, the Selling Agents, each person who controls any Placing Underwriter or Selling Agent within the meaning of
      Section 15 of the US Securities Act or Section 20 of the US Exchange Act and each of their respective subsidiaries and Affiliates, and each of their respective representatives, partners, directors, officers, employees, assignees and agents (collectively, the "INDEMNIFIED PARTIES" and individually, an "INDEMNIFIED PARTY") (on an after-tax basis) against:

      (i) all actions, suits, claims (whether or not any such claim involves or results in any actions or proceedings), demands, investigations, judgement, awards and proceedings, joint or several, from time to time instituted, made or brought or threatened or alleged to be instituted, made or brought against or otherwise involve, (together the "ACTIONS") and

      (ii) all losses, liabilities and damage suffered and all payments, expenses (including legal expenses and taxes (including stamp duty and any penalties and/or interest arising in respect of any taxes)), costs and charges (including, without limitation, all payments, expenses, costs or charges suffered, made or incurred arising out of, in relation to or in connection with the investigation, dispute, defence or settlement of or response to any such Actions or the enforcement of any such settlement or any judgement obtained in respect of any such Actions) (together, the "LOSSES") which may be made or incurred or suffered by, an Indemnified Party (with such amount of indemnity to be paid to HSBC or the relevant International Placing Underwriter to whom the Indemnified Party is related to cover all the Actions against and Losses suffered, made or incurred by such Indemnified Party) arising out of, in relation to or in connection with:

      (a) the performance by HSBC or any of the International Placing Underwriters of their respective obligations under this Agreement or the Offer Documents or otherwise in connection with the Global Offering; or

      (b) the issue, publication, distribution or making available of any of the Offer Documents or the Formal Notice (including any amendments or supplements thereto) in accordance with the terms of this Agreement and/or any announcements, documents, materials, communications or information whatsoever made, given, released or issued arising out of, in relation to or in connection with the Company or the Global Offering (whether or not approved by HSBC or any of the International Placing Underwriters); or

      (c)   the offer or transfer of the Offer Shares; or

      (d) a breach or alleged breach on the part of any of the Indemnifying Parties of any of the provisions of any of the Underwriting Documents or an action or omission of an Indemnifying Party or any of their respective subsidiaries, directors, officers or employees resulting in a breach of any of the provisions of any of the Underwriting Documents; or

      (e) any of the Warranties being untrue, inaccurate or having been breached or being alleged to be untrue, inaccurate or alleged to have been breached; or

      (f) any untrue statement or alleged untrue statement of a fact contained in any Offer Documents, the Formal Notice or in any announcements, documents, materials, communications or information whatsoever made, given, released or issued arising out of, in relation to or in connection with the Company or the Global Offering (whether or not approved by HSBC or any of the International Placing Underwriters), or, in each case, any supplement or amendment thereto, or any omission or alleged omission to state therein a fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or any of the Offer Documents or the Formal Notice, or such announcement, document, material, communication or information or any such supplement or amendment thereto not containing any information material in the context of the Global Offering whether required by Law or not; or

      (g) any breach or alleged breach of the Laws of any country or territory resulting from the distribution of any of the Offer Documents, the Formal Notice or any announcements, documents, materials, communications or information whatsoever made, given, released or issued arising out of, in relation to or in connection with the Company or the Global Offering (whether or not approved by HSBC or any of the International Placing Underwriters) and/or any offer, sale or distribution of the Shares, otherwise than in accordance with and on the terms of those documents and the Underwriting Documents; or

      (h) the Global Offering failing to comply with the requirements of the Securities and Futures (Stock Exchange Listing) Rules (Chapter 571V of the Laws of Hong Kong), the Listing Rules or any other applicable Laws; or

      (i) any statement in any of the Offer Documents, the Formal Notice or any announcements, documents, materials, communications or information whatsoever made, given, released or arising out of, in relation to or in connection with the Company, the Selling Shareholder or the Global Offering (whether or not approved by HSBC or any of the International Placing Underwriters) being or alleged to be defamatory of any person; or

      (j) any failure or alleged failure by any of the Directors to comply with their respective obligations under the Listing Rules; or

      (k) the breach or alleged breach by the Company, the Selling Shareholder or other members of the Group of applicable Laws,

      provided that the indemnity provided for in this Clause 7.1 shall not apply in respect of an Indemnified Party to the extent where any such Action made against or any such Loss suffered by, such Indemnified Party, arises out of or in connection with fraud, gross negligence or wilful default on the part of such Indemnified Party; and any settlement or compromise of or consent to the entry of judgement with respect to any Action or Loss by any of the Indemnified Parties shall not prejudice any right, claim, action or demand any of the Indemnified Parties may have or make against the Warrantors or any of them under this Clause 7.1 or otherwise under this Agreement.

7.2 If any of the Warrantors becomes aware of any claim which may give rise to a liability under the indemnity provided under Clause 7.1, such party shall promptly give notice thereof to the other parties in writing.

7.3 Counsel to the Indemnified Parties shall be selected by HSBC. The Company and/or the Selling Shareholder, as the case may be, may participate at its own expense, in the defence of any such Action, provided however, that counsel to the Company and/or the Selling Shareholder shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Parties.

7.4 None of the Indemnifying Parties shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgement with respect to any Action, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Clause 7 (whether or not the Indemnified Parties are actual or potential parties thereto).

7.5 Any settlement or compromise by any Indemnified Party in relation to any claim shall be without prejudice to, and without (other than any obligations imposed on it by Law) any accompanying obligation or duty to mitigate the same in relation to, any claim, action or demand it may have or make against any of the Indemnifying Parties under this Agreement. The Indemnified Parties are not required to obtain consent from any of the Indemnifying Parties with respect to such settlement or compromise. The rights of the Indemnified Parties herein are in addition to any rights that each Indemnified Party may have at Law or otherwise and the obligations of the Indemnifying Parties herein shall be in addition to any liability which the Indemnifying Parties may otherwise have.

7.6 If an Indemnifying Party enters into any agreement or arrangement with any adviser for the purpose of or in connection with the Global Offering, the terms of which provide that the liability of the adviser to the Indemnifying Party or any other person is excluded or limited in any manner, and any of the Indemnified Parties may have joint and/or several liability with such adviser to the Indemnifying Party or to any other person arising out of the performance of its duties in connection with the Global Offering, the Indemnifying Party shall:

      7.6.1 not be entitled to recover any amount from any Indemnified Party which, in the absence of such exclusion or limitation, the Indemnified Party would have been entitled to recover from such Indemnified Party; and

      7.6.2 indemnify the Indemnified Parties in respect of any increased liability to any third party which would not have arisen in the absence of such exclusion or limitation; and

      7.6.3 take such other action as the Indemnified Parties may require to ensure that the Indemnified Parties are not prejudiced as a consequence of such agreement or arrangement.

7.7 No claim shall be made against any Indemnified Party by any Indemnifying Party to recover any Losses incurred by the Indemnifying Party in connection with or arising out of the services rendered or duties performance by the Indemnified Party under this Agreement or otherwise in connection with the Global Offering and the application for the listing of, and permission to deal in, the Shares on the Stock Exchange unless and to the extent that they are finally judicially determined by a court of competent jurisdiction to have arisen primarily as a result of fraud, gross negligence or wilful default of the relevant Indemnified Party.

7.8 For the avoidance of doubt, the indemnity under this Clause 7 shall cover all costs, charges and expenses which any Indemnified Party may incur or pay in disputing, settling or compromising any Action to which the indemnity may relate and in establishing its right to indemnification under this Clause 7.

7.9 All amounts subject to indemnity under this Clause 7 shall be paid by the Indemnifying Party as and when they are incurred within 10 Business Days of a written notice demanding payment being given to the relevant Indemnifying Party by or on behalf of an Indemnified Party.

7.10 This Clause 7 shall remain in full force and effect notwithstanding the completion of the Global Offering in accordance with the terms of this Agreement or the termination of this Agreement.

8     CONTRIBUTION

8.1 If for any reason the undertaking to pay in Clause 7 is unavailable or insufficient to indemnify and hold harmless an Indemnified Party in respect of any Action or Loss referred to therein, then each Indemnifying Party, in lieu of its obligations under Clause 7, shall contribute to the amount paid or payable by such Indemnifying Party as a result of such Action or Loss:

      8.1.1 in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholder on the one hand and the International Placing Underwriters on the other from the International Placing; or

      8.1.2 if the allocation provided by Clause 8.1.1 above is not permitted by applicable Law, in such proportion as is appropriate to reflect not only the relative benefits referred to in Clause 8.1.1 above but also the relative fault of the Company and the Selling Shareholder on the one hand and the International Placing Underwriters on the other in connection with the statements or omissions that resulted in such Action or Loss, as well as any other relevant equitable considerations.

8.2 The relative benefits received by the Company and the Selling Shareholder on the one hand and the International Placing Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the International Placing (before deducting expenses) received by the Company and the Selling Shareholder bear to the total combined underwriting and management commission and selling concessions received by the International Placing Underwriters, as set forth in Clause 4.1.

8.3 The relative fault of the Company and the Selling Shareholder on the one hand and the International Placing Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a fact or the omission or alleged omission to state a fact relates to information supplied by the Company or the Selling Shareholder on the one hand or by the International Placing Underwriters on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

8.4 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Clause 8 were determined by pro rata allocation (even if the International Placing Underwriters were treated as one entity for such purposes) or by any other method of allocation that does not take account of the equitable considerations referred to in this Clause 8. In no event shall an International Placing Underwriter be required to contribute any amount in excess of the amount by which the total combined underwriting and management commission and selling concessions received by such International Placing Underwriter with respect to the International Placing exceeds the amount of any Losses that such International Placing Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (with the meaning of Section 11(f) of the US Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The International Placing Underwriters' obligations to contribute pursuant to this Clause 8 are several in proportion to their respective purchase or subscription obligations hereunder (and not joint or joint and several).

8.5 The indemnity and contribution agreements contained in this Clause 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Party at law or in equity.

9     TERMINATION IN EXCEPTIONAL CIRCUMSTANCES

9.1   If, at any time prior to 8:00a.m. on the Force Majeure Expiry Date:

      9.1.1 there has been a breach of any of the Warranties or there has been a breach by the Company or the Selling Shareholder of any of the provisions of this Agreement; or

      9.1.2 any matter has arisen or has been discovered which would, had it arisen immediately before the date of the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (as the case may be), not having been disclosed in the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (as the case may be), constitute an omission therefrom; or

      9.1.3 any statement contained in the Prospectus, the Preliminary Offering Circular or the Final Offering Circular (as the case may be) has become or been discovered to be untrue, incorrect or misleading in any respect; or

      9.1.4 there shall have occurred any event, act or omission which gives or is likely to give rise to any liability of any of the Company or the Selling Shareholder pursuant to the indemnities referred to in Clause 7; or

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

      9.1.5 there shall have been any adverse change or prospective adverse change in the business or the financial or trading position of any member of the Group; or

      9.1.6 there shall have developed, occurred, happened or come into effect any event or series of events, matters or circumstances concerning or relating to:

            (i) any change in, or any event or series of events likely to result in any change in, local, national or international financial, political, economic, military, industrial, fiscal, regulatory, currency or market conditions or equity securities or stock or other financial market conditions or any monetary or trading settlement system (including, without limitation, any change in the system under which the value of the Hong Kong currency is linked to that of the United States) in Hong Kong, the Cayman Islands, the US, the United Kingdom, Japan, or the PRC; or

            (ii) any new Law or change in existing Laws or any change in the interpretation or application thereof by any court or other competent authority in Hong Kong, the Cayman Islands, the US, the United Kingdom, Japan or the PRC; or

            (iii) any event of force majeure affecting Hong Kong, the Cayman
                  Islands, the US, the United Kingdom, Japan or the PRC including, without limiting the generality thereof, any act of God, war, outbreak or escalation of hostilities (whether or not war is declared) or act of terrorism, or declaration of a national or international emergency or war, riot, public disorder, civil commotion, economic sanctions, fire, flood, explosion, epidemic, outbreak of an infectious disease, calamity, crisis, strike or lock-out (whether or not covered by insurance); or

            (iv) the imposition of any moratorium, suspension or restriction on trading in securities generally on the Stock Exchange or the New York Stock Exchange or any suspension of trading of any of the securities of the Company on any exchange or over-the-counter market or any major disruption of any securities settlement or clearing services in the US or Hong Kong or on commercial banking activities in Hong Kong or New York, due to exceptional financial circumstances or otherwise; or

            (v) a change or development involving a prospective change in taxation or exchange control (or the implementation of any exchange control) in Hong Kong, the Cayman Islands, the US or the PRC,

            which, in the sole opinion of HSBC (for itself and on behalf of the International Placing Underwriters):

            (i) is or will be, or is likely to be, materially adverse to the general affairs, management, business, financial, trading or other condition or prospects of the Group or to any present or prospective shareholder of the Company in its capacity as such; or

            (ii) has or will have or is likely to have a material adverse impact on the success of the Global Offering or the level of Offer Shares applied for or accepted or purchased or the distribution of the Offer Shares or dealings in the Shares in the secondary market; or

            (iii) makes it impracticable, inadvisable or inexpedient to proceed with the Public Offer and/or the International Placing on the terms and in the manner contemplated in the Offer Documents,

      then HSBC, in its sole and absolute discretion, may on behalf of the International Placing Underwriters, upon giving notice to the Company and the Selling Shareholder made pursuant to the provisions of Clause 10.16 on or prior to 8:00a.m. on the Force Majeure Expiry Date (with a copy of such notice to each of the Selling Shareholder, the Executive Directors and the other International Placing Underwriters), terminate this Agreement with immediate effect.

9.2 Upon the termination of this Agreement or any obligations of the International Placing Underwriters under this Agreement are terminated pursuant to the provisions of Clauses 2.1, 3.3.2 or 9.1:

      9.2.1 each of the parties hereto shall cease to have any rights or obligations under this Agreement and no party to this Agreement shall be under any liability to any other party in respect of this Agreement and no party have any claim against any other party to this Agreement for costs, damages, compensation or otherwise, save in respect of the provisions of this Clause 9 and Clauses 7, 8 and 10, any antecedent breaches under this Agreement and any rights or obligations which may have accrued under this Agreement prior to such termination; and

      9.2.2 the Selling Shareholder shall pay to HSBC all fees, costs and expenses referred to Clauses 4.2, 4.3 and 4.4 as soon as practicable and in any event within 10 Business Days from the date of receipt of written demand for payment of the same; and

      9.2.3 the Selling Shareholder shall refund forthwith all payments made by or on behalf of any of the International Placing Underwriters (for themselves or on behalf of the placees of the International Placing Shares) or any of them pursuant to Clause 3.5.8 (to the extent received).

10    GENERAL PROVISIONS

10.1  RELEASE

      Any liability to any party under this Agreement may in whole or in part be released, compounded or compromised, and time or indulgence may be given, by that party (and, where any liability is owed to any International Placing Underwriters, by HSBC on behalf of any or all of the International Placing Underwriters) in its absolute discretion as regards any person under such liability without in any way prejudicing or affecting that party's rights against any other person under the same or a similar liability, whether joint and several or otherwise.

10.2  REMEDIES AND WAIVERS

      10.2.1 No failure or delay by any party hereto in exercising any right or remedy provided by Law under or pursuant to this Agreement shall impair such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any other or further exercise of it or the exercise of any other right or remedy.

      10.2.2 The rights, powers and remedies provided in this Agreement are cumulative and not exclusive of any rights, powers and remedies (whether provided by Law or otherwise).

10.3  SUCCESSORS AND ASSIGNMENT

      10.3.1 This Agreement shall be binding upon, and inure solely to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

      10.3.2 Each of HSBC and the International Placing Underwriters may assign or transfer all or any part of the benefits of, or interest or right in or under this Agreement.

      10.3.3 Save as provided in Clause 10.3.2, no party hereto may assign or transfer all or any part of the benefits of, or interest or right in or under this Agreement.

      10.3.4 Obligations under this Agreement shall not be assignable.

10.4  FURTHER ASSURANCE

      Each of the parties hereto undertakes with the other parties hereto that it shall execute and perform and procure that there are executed and performed such further documents and acts as the other parties hereto may reasonably require to give effect to the provisions of this Agreement.

10.5  ENTIRE AGREEMENT AND VARIATION

      10.5.1 Save as otherwise agreed by the relevant parties, this Agreement, together with any document referred to herein as being in the agreed form, constitutes the entire agreement between the Company, the Selling Shareholder, the Executive Directors, HSBC and the International Placing Underwriters relating to the underwriting of the International Placing to the exclusion of any terms implied by Law which may be excluded by contract. Save as otherwise agreed by the relevant parties, this Agreement supersedes all previous agreements or understandings relating to the underwriting of the International Placing which shall cease to have any further force or effect and no party hereto has entered into this Agreement in reliance upon any representation, warranty, agreement or undertaking which is not set out or referred to in this Agreement.

      10.5.2 No party shall have any right of action (except in the case of fraud) against any other party to this Agreement arising out of or in connection with any representation, warranty, agreement or undertaking which is not set out in this Agreement except to the extent such representation, warranty, agreement or undertaking is repeated in this Agreement or the other documents or agreements referred to herein which are incorporated by reference in this Agreement.

      10.5.3 No variation of this Agreement shall be valid unless it is in writing and signed by or on behalf of each of the parties hereto. The expression "VARIATION" shall include any variation, supplement, deletion or replacement however effected.

10.6  TIME OF ESSENCE

      Any time, date or period referred to in this Agreement may be extended by mutual written agreement between the Company (for itself and for and on behalf of the Selling Shareholder and the Executive Directors) and HSBC (for itself and for and on behalf of the International Placing Underwriters), but as regards any time, date or period originally fixed or any time, date or period so extended as aforesaid, time shall be of the essence.

10.7  ANNOUNCEMENTS

      10.7.1 Subject to Clause 10.7.2, no announcement or public communication concerning this Agreement or the subject matter hereof shall be made by any of the parties hereto (and each party shall procure that their respective directors, officers and agents shall comply with the restrictions of this Clause 10.7) without the prior written approval of HSBC.

      10.7.2 Any party hereto may make an announcement or public communication concerning this Agreement, the subject matter hereof or any ancillary matter hereto if and to the extent:-

             (i)   required by Law; or

             (ii) required by any Governmental Authority to which such party is subject or submits, wherever situated, including, without limitation, the Stock Exchange and the SFC whether or not the requirement has the force of Law, provided that in such case, the relevant party shall first consult with HSBC in so far as it is reasonably practicable to do so.

10.8  CONFIDENTIALITY

      10.8.1 Subject to Clause 10.8.2, each party hereto shall, and shall procure that their respective directors, officers and agents will, treat as strictly confidential all information received or obtained as a result of entering into or performing this Agreement which relates to:-

             (i) the provisions of this Agreement;

             (ii) the negotiations relating to this Agreement;

             (iii) the subject matter of this Agreement; or

             (iv) the other parties.

      10.8.2 Any party hereto may disclose, or permit its directors, officers and agents to disclose, information which would otherwise be confidential if and to the extent:-

             (i)   required by Law;

             (ii) required by any Governmental Authority to which such party is subject or submits, wherever situated, including, without limitation, the Stock Exchange and the SFC whether or not the requirement for information has the force of Law;

             (iii) required to vest the full benefit of this Agreement in such party;

            (iv) disclosed to the professional advisers and auditors of such party under a duty of confidentiality;

            (v) the information has come into the public domain through no fault of such party;

            (vi) the information becomes available to such party on a non-confidential basis from a person not known by such party to be bound by a confidentiality agreement with any of the other parties hereto or to be otherwise prohibited from transmitting the information;

            (vii) the other parties have given prior written approval to the disclosure, such approval not to be unreasonably withheld or delayed; or

           (viii) (where the disclosure is otherwise than by HSBC or its directors, officers or agents) HSBC has given prior written approval to the disclosure.

            provided that in relation to (i), (ii) and (iii) above, such party shall first consult with HSBC prior to making such disclosure.

10.9  RIGHTS OF CONTRIBUTION

      The Selling Shareholder and the Executive Directors hereby irrevocably and unconditionally:

      10.9.1 (until the Underwriters' claims have become fully satisfied) waives any right of contribution or recovery or any claim, demand or action it may have or be entitled to take against the Company as a result of any Action made or taken against it/him, whether alone or jointly with the Company, as the case may be, in consequence of its/his entering into this Agreement or otherwise with respect to any act or matter relating to the Global Offering; and

      10.9.2 acknowledges and agrees that the Company shall have no liability to it whatsoever under the provisions of this Agreement or otherwise in respect of any act or matter relating to the Global Offering.

10.10 INVALIDITY

      If at any time any provision of this Agreement is or becomes illegal, invalid or unenforceable in any respect under the Law of any jurisdiction, that shall not affect or impair:-

      10.10.1 the legality, validity or enforceability in that jurisdiction of any other provision of this Agreement; or

      10.10.2 the legality, validity or enforceability under the Law of any other jurisdiction of that or any other provision of this Agreement.

10.11 COUNTERPARTS

      This Agreement may be executed in any number of counterparts, and by the parties hereto on separate counterparts, but shall not be effective until each party has executed at least one counterpart. Each counterpart when so executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

10.12 GOVERNING LAW

      This Agreement shall be governed by and construed in accordance with the laws of Hong Kong.

10.13 DISPUTE RESOLUTION

      10.13.1 The parties hereto unconditionally and irrevocably agree that the courts of Hong Kong shall have non-exclusive jurisdiction to settle any disputes or differences (including claims for set-off and counterclaims) arising out of or in connection with this Agreement, including any dispute regarding the validity or existence of this Agreement (each a "DISPUTE"). Each of the parties submits to the non-exclusive jurisdiction of the Hong Kong courts in connection therewith and unconditionally and irrevocably waives any objection which it may have now or hereafter to the laying of any such proceeding in the Hong Kong courts including any right to invoke any claim that such proceeding have been brought in an inconvenient forum.

      10.13.2 The submission to jurisdiction pursuant to Clause 10.13.1 shall not (and shall not be construed so as to) limit the right of any of the parties to commence any proceeding against any other party in whatsoever jurisdictions shall to it seem fit nor shall the taking of any proceeding in any one or more jurisdictions preclude the taking of any proceeding in any other jurisdiction, whether concurrently or not.

      10.13.3 Notwithstanding Clause 10.13.1, each of the parties hereto unconditionally and irrevocably agrees that each of HSBC and/or the International Placing Underwriters shall have the option to refer any Dispute to be finally resolved by arbitration in accordance with this Clause 10.13.3. Upon written notice by HSBC and/or the International Placing Underwriters pursuant to this Clause 10.13.3, such Dispute shall be referred to and finally resolved by arbitration in accordance with the UNCITRAL Arbitration Rules (the "RULES") as in force from time to time and as may be amended by the rest of this Clause 10.13.

              There shall be three arbitrators. The appointing authority shall be the Hong Kong International Arbitration Centre ("HKIAC").

              Where there are multiple parties, whether as claimant or as respondent, the multiple claimants, jointly, shall appoint a claimants-appointed arbitrator, and the multiple respondents, jointly, shall appoint a respondents-appointed arbitrator for the purpose of Article 7(1) of the Rules. The claimants-appointed arbitrator and the respondents-appointed arbitrator shall then choose the third arbitrator who will act as chairman of the arbitral tribunal.

              The seat of arbitration shall be Hong Kong, and the arbitration shall be administered by HKIAC.

              The governing law of the arbitration proceedings shall be the laws of Hong Kong.

              The language to be used in the arbitral proceedings shall be English.

              By agreeing to arbitration pursuant to this Clause 10.13.3, the parties irrevocably waive their right to any form of appeal, review or recourse to any state court or other judicial authority, insofar as such waiver may be validly made and to the fullest extent permitted by applicable Laws.

              The award shall be given by a majority decision. If there be no majority, the award shall be made by the chairman of the arbitral tribunal alone.

      10.13.4 Without prejudice to the provisions of Clause 10.13.5 or Clause 10.13.6, each of the parties unconditionally and irrevocably agrees that any writ, judgement or other notice of process shall, to the fullest extent permitted by applicable Laws, be validly and effectively served on it if delivered to its address referred to in this agreement and marked for the attention of the person referred to in that Clause or to such other person or address in Hong Kong as may be notified by the relevant party (as the case may be) to the other parties hereto pursuant to the provisions of this agreement.

      10.13.5 The Selling Shareholder irrevocably appoints Mr. Jackie Wah of c/o 15th Floor, China Merchants Tower, Shun Tak Centre, 168-200 Connaught Road Central, Hong Kong as its authorised agent for the service of process in Hong Kong in connection with this Agreement. Service of process upon Mr. Jackie Wah at the above address shall be deemed, for all purposes, to be due and effective service, and shall be deemed completed whether or not forwarded to or received by any such appointer. If for any reason such agent shall cease to be the Selling Shareholder's agent for the service of process, the Selling Shareholder shall forthwith appoint a new agent for the service of process in Hong Kong acceptable to HSBC and deliver to each of the other parties hereto a copy of the new agent's acceptance of that appointment within 14 days, failing which HSBC shall be entitled to appoint such new agent for and on behalf of the Selling Shareholder and such appointment shall be effective upon the giving notice of such appointment to the Selling Shareholder. Nothing in this Agreement shall affect the right to serve process in any other manner permitted by Law.

      10.13.6 Where proceedings are commenced by any party in any jurisdiction other than Hong Kong pursuant to Clause 10.13.2, upon being given notice of such proceedings in writing, the party against whom such proceedings have been brought shall immediately appoint an agent to accept service of process in that jurisdiction and shall give notice to the other party, as the case may be, of the details and address for service of such agent.

10.14 IMMUNITY

      To the extent that any party hereto may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process or to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), such party hereby irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by applicable Laws.

10.15 JUDGEMENT CURRENCY INDEMNITY

      The obligation of any party (the "PAYING PARTY") in respect of any sum due to any other party shall, notwithstanding any judgement in a currency other than Hong Kong dollars, not be discharged until the first Business Day, following receipt by the party to receive the payment (the "RECEIVING PARTY") (as the case may be) of any sum adjudged to be so due in such other currency, on which (and only to the extent that) the receiving party (as the case may be) may in accordance with normal banking procedures purchase Hong Kong dollars with such other currency. If the Hong Kong dollars so purchased are less than the sum originally due to such party (as the case may be) hereunder, the paying party agree, as a separate obligation and notwithstanding any such judgement, to indemnify the receiving party (as the case may be) against such loss. If the Hong Kong dollars so purchased are greater than the sum originally due to the receiving party (as the case may be) hereunder, the receiving party (as the case may be) agrees to pay to the paying party an amount equal to the excess of the dollars so purchased over the sum originally due to it hereunder.

10.16 NOTICES

      10.16.1 Any notice or other communication given or made under or in connection with the matters contemplated by this Agreement shall be in writing and shall be in the English language.

      10.16.2 Any such notice or other communication shall be addressed as provided in Clause 10.16.3 and, if so addressed, shall be deemed to have been duly given or made as follows:-

              (i) if sent by personal delivery, upon delivery at the address of the relevant party;

              (ii) if sent by post, on the third Business Day after the date of posting;

              (iii) if sent by facsimile, on receipt of confirmation of
                    transmission.

      10.16.3 The relevant addresses and facsimile numbers of each party hereto for the purposes of this Agreement, subject to Clause 10.16.4, are:-

    NAME OF PARTY                                       ADDRESS                      FACSIMILE NO.
Nam Tai Electronic &                       15th Floor, China Merchants Tower       (852) 2263 1223
Electrical Products Limited                Shun Tak Centre
                                           Nos.168-200 Connaught Road
                                           Central
                                           Hong Kong

Attention: Mr. Joseph Hsu

Nam Tai Electronics, Inc.                  15th Floor, China Merchants Tower       (852) 2263 1223
                                           Shun Tak Centre
                                           Nos.168-200 Connaught Road
                                           Central
                                           Hong Kong

Attention: Mr. Jackie Wah

Wong Kuen Ling                             15th Floor, China Merchants Tower       (852) 2253 1223
                                           Shun Tak Centre
                                           Nos.168-200 Connaught Road
                                           Central
                                           Hong Kong

Guy Jean Francois Bindels                  15th Floor, China Merchants Tower       (852) 2263 1223
                                           Shun Tak Centre
                                           Nos.168-200 Connaught Road
                                           Central
                                           Hong Kong

The Hongkong and                           The Hongkong and Shanghai               (852) 2845 5654
Shanghai Banking                           Banking Corporation Limited
Corporation Limited                        Level 15
                                           1 Queen's Road Central
                                           Hong Kong

Attention: Mr. Ronald Tham

The International Placing                  The Hongkong and Shanghai               (852) 2845 5654
Underwriters                               Banking Corporation Limited
c/o The Hongkong and                       Level 15
Shanghai Banking                           1 Queen's Road Central
Corporation Limited                        Hong Kong

Attention: Mr. Ronald Tham

      10.16.4 A party may notify the other parties to this Agreement of a change to its relevant address or facsimile number for the purposes of Clause 10.16.3, provided that such notification shall only be effective on:-

              (i) the date specified in the notification as the date on which the change is to take place; or

              (ii) if no date is specified or the date specified is less than five Business Days after the date on which notice is given, the date falling five Business Days after notice of any such change has been given.

      10.16.5 All references in this Agreement to notices given to or received from, consents or requests from or waivers by or consultations with the International Placing Underwriters shall be to notices given to or received from, consents or requests from or waivers by or consultations with HSBC, on behalf of the International Placing Underwriters.

      10.16.6 All references in this Agreement to notices given to or received from, consents or requests from or waivers by or consultations with the Executive Directors and/or the Selling Shareholder (as the case may be) shall be to notices given to or received from, consents or requests from or waivers by or consultations with the Company, on behalf of the Executive Directors and/or the Selling Shareholder (as the case may be).

10.17 SURVIVAL OF REPRESENTATIONS, WARRANTIES AND OBLIGATIONS

      The respective indemnities, covenants, undertakings, agreements, representations, warranties and other statements of the Company, the Selling Shareholder and the Executive Directors or any of them as set forth in this Agreement or made by or on behalf of any of them pursuant to this Agreement, shall remain in full force and effect notwithstanding completion of the Global Offering and regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any of the International Placing Underwriters, any of their respective Affiliates or any of their respective representatives, directors, officers, agents, employees, advisers. Clauses 4.2, 4.3, 4.4, 7, 8, 10.7, 10.8 and 10.9 shall survive completion of the Global Offering.

10.18 NO WITHHOLDING BY THE COMPANY, THE SELLING SHAREHOLDER AND THE EXECUTIVE DIRECTORS

      All payments by or on behalf of each of the Company, the Selling Shareholder and the Executive Directors under or in connection with this Agreement (including deductions from the Placing Moneys) shall be paid without set-off or counterclaim, and free and clear of and without deduction or withholding for or on account of, any present or future taxes, levies, imposts, funds, duties, fees, assessments or other charges of whatever nature, imposed, levied, collected, withheld or assessed by any Governmental Authority or any interest, penalties or similar liabilities with respect thereto ("TAXES"). If any Taxes are required by law to be deducted or withheld in connection with any such payment, the Company the Selling Shareholder and the Executive Directors, as the case may be, will increase the amount so paid so that the amount of such payment received by the payee is such amount as the payee would have received if no such deduction or withholding had been made.

10.19 NO TAXATION IN THE HANDS OF HSBC, THE INTERNATIONAL PLACING UNDERWRITERS AND THE INDEMNIFIED PARTIES

      If any sum payable under or in connection with this Agreement to HSBC or any of the International Placing Underwriters or any of the Indemnified Parties, or any sum payable under Clause 4 (other than under Clauses 4.1 and 4.2), shall be subject to Taxes in the hands of any of them or taken into account as a receipt in computing the taxable profits or losses of any of them, the sum payable shall be increased to such sum as will ensure that, after payment of any Taxes which would not have arisen but for that sum, HSBC or such International Placing Underwriter or such Indemnified Party shall be left with a sum equal to the sum that it would have received in the absence of such Taxes.

IN WITNESS WHEREOF this Agreement has been entered into the day and year first before written.

                                   SCHEDULE 1

                     THE INTERNATIONAL PLACING UNDERWRITERS

                  INTERNATIONAL PLACING UNDERWRITING COMMITMENT

                                                                        (III)
      (I)                                                             % OF TOTAL                 (IV)                (V)
    NAME OF                                                            NUMBER OF               NUMBER OF          NUMBER OF
 INTERNATIONAL                                                       INTERNATIONAL           INTERNATIONAL         OVER-
    PLACING                              (II)                           PLACING                PLACING            ALLOTMENT
  UNDERWRITER                          ADDRESS                          SHARES                 SHARES              SHARES
HSBC                              1 Queen's Road                         71                  127,800,000         30,000,000
                                  Central
                                  Hong Kong

BNP Paribas                       36th Floor, Asia Pacific               10                   18,000,000
Peregrine Capital Limited         Finance Tower
                                  3 Garden Road
                                  Central
                                  Hong Kong

Nomura International              30th Floor, Two International          10                   18,000,000
(Hong Kong) Limited               Finance Centre
                                  8 Finance Street
                                  Hong Kong

Cazenove Asia Limited             5001, One Exchange Square               3                    5,400,000
                                  8 Connaught Place, Central
                                  Hong Kong

DBS Asia Capital Limited          16th Floor, Man Yee Building            3                    5,400,000
                                  68 Des Voeux Road
                                  Central
                                  Hong Kong

VC CEF Capital Limited            38th Floor, The Centrium                3                    5,400,000
                                  60 Wyndham Street
                                  Central
                                  Hong Kong

                                   SCHEDULE 2

                             THE EXECUTIVE DIRECTORS

NAME                              ADDRESS

Wong Kuen Ling                    Flat B, 33rd Floor, Block 11
                                  Tierra Verde
                                  33 Tsing King Road
                                  Tsing Yi
                                  New Territories
                                  Hong Kong

Guy Jean Francois Bindels         Flat C
                                  10th Floor
                                  Tower 12
                                  Parc Oasis
                                  Kowloon Tong
                                  Hong Kong

                                   SCHEDULE 3

                          THE REORGANISATION DOCUMENTS

The documents referred to in paragraph 4 of the section headed "Further information about the Company" in Appendix V to the Prospectus including the following:

(a) Sale & Purchase Agreement dated 30 December 2002 regarding the transfer of equipment from NTSZ to Zastron.

(b)   Supplemental agreement dated 26 March 2004 between NTSZ and Zastron.

(c)   Certificate of Incorporation of the Company.

(d)   - First Board Minutes of the Company dated 13 June 2003

      - Register of Members of the Company dated 16 June 2003

(e) Sale & Purchase Agreement dated 3 July 2003 regarding the transfer of interest in NTSZ.

(f) approval document issued by the Ministry of Commerce of the PRC dated 3 December 2003 ([2003] 1108).

(g) Certificate of Approval for Establishment of Enterprises with Investment of Taiwan, Hong Kong, Macao and Overseas Chinese in the People's Republic of China dated 4 December 2003 ([1998] 0041).

(h) Business Licence issued by Shenzhen Administration for Industry and Commerce to NTSZ dated 11 December 2003.

(i)   Memorandum of Understanding dated 26 March 2004 between NTSZ and NTEEPHK.

(j)   Consultancy Agreement dated 1 October 2003 entered between NTSZ and NTIC.

(k) Approval document issued by the Macao Trade and Investment Promotion Institute regarding the transfer of NTIC from NTE Inc. to the Company.

(l) Sale & Purchase Agreement dated 24 March 2004 regarding transfer of equity in NTIC.

                                   SCHEDULE 4

                       THE CONDITIONS PRECEDENT DOCUMENTS

PART A

1 A certified copy of the resolutions of the shareholders of the Company referred to in paragraph 3 of Appendix V to the Prospectus.

2 A certified copy of the resolution(s) of the Directors or a committee of the Board of Directors:-

      (i) approving and authorising execution, delivery and performance of or confirming the Underwriting Documents and each of the Operative Documents to which the Company is a party together with all other agreements and documents necessary for the Global Offering;

      (ii)  approving the listing of the Shares on the Stock Exchange;

      (iii) approving and authorising the issue of the Preliminary Offering Circular and the Final Offering Circular on behalf of the Company or ratifying the same; and

      (iv) approving and authorising the issue and the registration with the Registrar of Companies in Hong Kong and the filing with the Registrar of Companies in the Cayman Islands of the Public Offer Documents.

3 A certified copy of the resolutions of the directors of the Selling Shareholder, inter alia, approving and authorising execution, delivery and performance of or confirming the Underwriting Documents and each of the Operative Documents to which it is a party.

4 Certified copies of the Operative Agreements except for the Price Determination Agreement.

5     A certified copy of each of the service contracts of the Directors.

6 Certified copies of the responsibility letters, powers of attorney and statements of interests signed by all the Directors in forms previously agreed by HSBC.

7 Two printed copies of each of the Public Offer Documents each duly signed by two Directors or their respective duly authorised agents and, if signed by their respective duly authorised agents, certified copies of the relevant authorisation document.

8 The Verification Notes signed by or on behalf of each person to whom responsibility is therein assigned (other than HSBC and its legal advisers).

9 One signed original or certified copy of the accountants' report dated the Prospectus Date by the Reporting Accountants, the text of which is contained in Appendix I to the Prospectus.

10 One signed original of the statement of adjustments and letter relating thereto both dated the Prospectus Date produced by the Reporting Accountants.

11 One signed original or certified copy of the letter with the valuation certificate(s) dated the Prospectus Date from the Property Valuers to the Directors in connection with the valuation of the property interests of the Group as at 29 February 2004, the text of which is contained in Appendix III to the Prospectus.

12 One signed original of each of the letters dated the Prospectus Date from the Reporting Accountants to the Directors and HSBC (as sponsor and on behalf of the Public Offer Underwriters) confirming the indebtedness statement contained in the Prospectus, commenting on the statement contained in the Prospectus as to the sufficiency of working capital and commenting on the other financial information set out in the Prospectus, such letters to be in form and substance previously agreed by the Reporting Accountants with the Company and HSBC on behalf of the Public Offer Underwriters.

13 One signed original or a certified copy of each of the letters dated the Prospectus Date referred to in the paragraph headed "Consents of experts" in Appendix V to the Prospectus containing consents to the issue of the Prospectus with the inclusion of references to their respective names, and where relevant, their reports and letters in the form and context in which they are included.

14 A letter from Johnson Stokes & Master to the International Placing Underwriters confirming that a copy of each of the documents specified in Appendix VI to the Prospectus have been delivered to the Registrar of Companies in Hong Kong as required by section 342C of the Companies Ordinance.

15 A certified copy of the written confirmation issued by the Registrar of Companies in Hong Kong confirming registration of the Prospectus as required by section 342C of the Companies Ordinance.

16 A certified copy of the Articles of Association of the Company which were conditionally adopted by the sole shareholder of the Company at a special general meeting which was held on 8 April 2004.

17 A certified copy of each of the material contracts referred to in sub-paragraphs B(1) of the paragraph headed "Summary of material contracts" in Appendix V to the Prospectus (other than the Public Offer Documents and material contracts which are Operative Agreements).

18    One executed original of the Deed Poll.

19    A certified copy of each of the following:

      (i) the translation certificate issued by the translators in respect of the Prospectus;

      (ii) the certificate of registration of the Company under Part XI of the Companies Ordinance.

20 One signed original of the executed comfort letter dated as of the date hereof, issued by the Reporting Accountants confirming the financial information with respect to the Company set forth in the Preliminary Offering Circular (in form and substance satisfactory to HSBC).

21 Certified copies of powers of attorney or authorities under which any of the Conditions Precedent Documents (other than those material contracts referred to in paragraph 17 above) are executed.

PART B

In respect of the Placing Closing:

1 One signed original of the comfort letter dated as of the Placing Closing Date in form and substance satisfactory to HSBC, issued by the Reporting Accountants.

2 One signed original of the legal opinion, dated as of the date immediately before Placing Closing Date, from Conyers Dill & Pearman, Cayman, as to Cayman Islands laws in form as previously agreed by HSBC.

3 One signed original of the legal opinion, dated as of the Placing Closing Date, from Guangdong Jingtian Law Firm, as to PRC law, in form as previously agreed by HSBC.

4 One signed original of the legal opinion, dated as of the Placing Closing Date, from Jingtian & Gongcheng, as to PRC law, in form and substance satisfactory to HSBC.

5 One signed original of the legal opinion, dated as of the Placing Closing Date, from Artur Dos Santos Robarts, as to Macao law, in form as previously agreed by HSBC.

6 One signed original of the legal opinion, dated as of the date immediately before Placing Closing Date, from Johnson Stokes & Master, as to Hong Kong law, in form as previously agreed by HSBC.

7 One signed original of the legal opinion, dated as of the date immediately before Placing Closing Date, from McW. Todman & Co, as to British Virgin Islands law, in form as previously agreed by HSBC.

8 One signed original of the "10b-5" disclosure letter, dated as of the Placing Closing Date, issued by Linklaters in form and substance satisfactory to HSBC.

9 A certificate dated as of the Placing Closing Date, in substance and form satisfactory to HSBC, signed by a duly authorised officer of and on behalf of each of the Company and the Selling Shareholder and by each of the Executive Directors confirming (i) that such authorised officer has carefully reviewed the Final Offering Circular and, to the best of such officer's knowledge, the representation set forth in Clause 13.6 of
      Schedule 7 is true and correct; (ii) that the representations and warranties of the Company and the Selling Shareholder and the Executive Directors are true and correct in all material respects as of the Placing Closing Date, (iii) that the Company, Selling Shareholder and the Executive Directors have performed all of their respective obligations and satisfied all of the conditions required to be performed or satisfied under this Agreement at or prior to the Placing Closing Date; (iv) that to the best of such officer's knowledge there has not occurred any termination events which would have such material adverse impact as set out in Clause 9.1; (v) that subsequent to the date of the most recent financial statements of the Company in the Final Offering Circular, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries taken as a whole, except as set forth in or contemplated by the Final Offering Circular or as described in such certificate; and (vi) as to such other matters as HSBC may reasonably request in writing 2 Business Days before the Placing Closing Date.

10 A certified copy/copies of the resolutions of the board committee of the Company and the Selling Shareholder relating to the Placing Closing (in forms satisfactory to HSBC).

In respect of each Option Closing:

11 One signed original of the bring down comfort letter dated as of the Option Closing Date in form and substance satisfactory to HSBC, issued by the Reporting Accountants.

12 One signed original of the bring down legal opinion, dated as of the Option Closing Date, from Conyers Dill & Pearman, Cayman, as to Cayman Islands laws in form and substance satisfactory to HSBC.

      [COMMENT: items 13-17 are the same as items 3-7]

13 One signed original of the bring down "10b-5" disclosure letter, dated as of the Option Closing Date, issued by Linklaters in form and substance satisfactory to HSBC.

14 A certificate dated as of the Option Closing Date, in substance and form satisfactory to HSBC, signed by a duly authorised officer of and on behalf of each of the Company and the Selling Shareholder and by each of the Executive Directors confirming the matters as set out in paragraph 8 of Part B of this Schedule. For the purpose of this paragraph 17, all references to the Placing Closing Date in paragraph 8 of Part B shall be deemed to be references to the relevant Option Closing Date.

15 A certified copy/copies of the resolutions of the board committee of the Company and the Selling Shareholder relating to the Option Closing (in forms satisfactory to HSBC).

                                   SCHEDULE 5

                                FORM OF DEED POLL

THIS DEED POLL is made on [-] 2004 by Nam Tai Electronic & Electrical Products Limited, a limited company incorporated under the laws of the Cayman Islands, whose registered office is at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681 GT, George Town, Grand Cayman, British West Indies (the "COMPANY").

WHEREAS:-

(A) The Company has entered into a placing and underwriting agreement dated [22] April 2004 (the "AGREEMENT") with, inter alia, The Hongkong and Shanghai Banking Corporation Limited ("HSBC") relating to the shares of the Company to be sold by Nam Tai Electronics, Inc. in connection with the Global Offering described in the Agreement.

(B) In order to ensure compliance with Rule 144A under the United States Securities Act of 1933 (the "US SECURITIES ACT") in connection with resales of its Shares, the Company intends to comply with the information delivery requirements of Rule 144A(d)(4) under the US Securities Act.

NOW THIS DEED WITNESSETH AS FOLLOWS and is made by way of deed poll:-

1     The following expressions shall have the following meanings:

      "SHARE" means a share of nominal value HK$0.01 in the capital of the Company;

      "PROSPECTIVE PURCHASER" means a prospective purchaser of Shares designated to the Company as such by a Shareholder; and

      "SHAREHOLDER" means the person recorded in the Company's register of members as a holder for the time being of the Shares or any person having a beneficial interest in the Shares.

2 The Company hereby undertakes that, for so long as any Shares are "restricted securities" within the meaning of Rule 144(a)(3) under the US Securities Act, the Company will, during any period in which it is neither subject to Section 13 or 15(d) of the United States Securities Exchange Act of 1934 nor exempt from reporting pursuant to Rule 12g3-2(b) thereunder, provide to any holder or beneficial owner of such restricted securities or to any prospective purchaser of such restricted securities designated by such holder or beneficial owner, upon the request of such holder, beneficial owner or prospective purchaser, the information required to be provided by Rule 144A(d)(4) under the US Securities Act.

3 This Deed Poll shall be governed by and construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("HONG KONG").

4 Any suit, action or proceeding ("PROCEEDING") in relation to any dispute arising out of or in connection with this Deed Poll may be brought in the Hong Kong courts and the Company submits to the non-exclusive jurisdiction of such courts in connection therewith. The Company unconditionally and irrevocably waives any objection which it may have now or hereafter to the laying of any such Proceeding in the Hong Kong courts including any right to invoke any claim that such Proceeding have been brought in an inconvenient forum. The foregoing submission to jurisdiction shall not (and shall not be construed so as to) limit the right to commence any Proceeding in any other jurisdictions nor shall the taking of any

      Proceeding in any one or more jurisdictions preclude the taking of any Proceeding in any other jurisdiction, whether concurrently or not. To the extent that the Company may in any jurisdiction claim for itself or its assets immunity from suit, execution, attachment (whether in aid of execution, before judgement or otherwise) or other legal process or to the extent that in any such jurisdiction there may be attributed to itself or its assets such immunity (whether or not claimed), the Company hereby irrevocably agrees not to claim and irrevocably waives such immunity to the full extent permitted by applicable laws. If, for any reason the Company does not have an agent to receive service of process in Hong Kong, it will promptly appoint a substitute process agent and notify HSBC of such appointment.

IN WITNESS whereof this deed poll has been executed as a deed on the date stated above.

SEALED with the Seal of
NAM TAI ELECTRONIC & ELECTRICAL    }
PRODUCTS LIMITED
and SIGNED by

Director

Director/Company Secretary

in the presence of:

Witness:

                                   SCHEDULE 6

                     PROFESSIONAL INVESTOR TREATMENT NOTICE

1 You are a Professional Investor by reason of your being within a category of person described in the Securities and Futures (Professional Investor) Rules as follows:

1.1 a trust corporation having been entrusted with total assets of not less than HK$40 million (or equivalent) as stated in its latest audited financial statements prepared within the last 16 months, or in the latest audited financial statements prepared within the last 16 months of the relevant trust or trusts of which it is trustee, or in custodian statements issued to the trust corporation in respect of the trust(s) within the last 12 months;

1.2 a high net worth individual having, alone or with associates on a joint account, a portfolio of at least HK$8 million (or equivalent) in securities and/or currency deposits, as stated in a certificate from an auditor or professional accountant or in custodian statements issued to the individual within the last 12 months;

1.3 a corporation the sole business of which is to hold investments and which is wholly owned by an individual who, alone or with associates on a joint account, falls within paragraph 1.2 above; and

1.4 a high net worth corporation or partnership having total assets of at least HK$40 million (or equivalent) or a portfolio of at least HK$8 million (or equivalent) in securities and/or currency deposits, as stated in its latest audited financial statements prepared within the last 16 months or in custodian statements issued to the corporation or partnership within the last 12 months.

      HSBC has categorised you as a Professional Investor based on information you have given us. You will inform us promptly in the event any such information ceases to be true and accurate. You will be treated as a Professional Investor in relation to all investment products and markets.

2 As a consequence of categorisation as a Professional Investor, HSBC is not required to fulfil certain requirements under the Code of Conduct for Persons Licensed by or Registered with the Securities and Futures Commission (the "CODE") and other Hong Kong regulations. While HSBC may in fact do some or all of the following in providing services to you, HSBC has no regulatory responsibility to do so.

2.1   Client agreement

      HSBC is not required to enter into a written agreement complying with the Code relating to the services that are to be provided to you.

2.2   Risk disclosures

      HSBC is not required by the Code to provide you with written risk warnings in respect of the risks involved in any transactions entered into with you, or to bring those risks to your attention.

2.3   Information about HSBC

      HSBC is not required to provide you with information about its business or the identity and status of employees and others acting on its behalf with whom you will have contact.

2.4   Prompt confirmation

      HSBC is not required by the Code to promptly confirm the essential features of a transaction after effecting a transaction for you.

2.5   Information about clients

      HSBC is not required to establish your financial situation, investment experience or investment objectives, except where HSBC is providing advice on corporate finance work.

2.6   Nasdaq - Amex Pilot Program

      If you wish to deal through the Stock Exchange in securities admitted to trading on the Stock Exchange under the Nasdaq-Amex Pilot Program, HSBC is not required to provide you with documentation on that program.

2.7   Suitability

      HSBC is not required to ensure that a recommendation or solicitation is suitable for you in the light of your financial situation, investment experience and investment objectives.

3 You have the right to withdraw from being treated as a Professional Investor at any time in respect of all or any investment products or markets on giving written notice to the Compliance Department of HSBC.

4 By entering into this Agreement, you represent and warrant to HSBC that you are knowledgeable and have sufficient expertise in the products and markets that you are dealing in and are aware of the risks in trading in the products and markets that you are dealing in.

5 By entering into this Agreement, you hereby agree and acknowledge that you have read and understood and have had explained to you the consequences of consenting to being treated as a Professional Investor and the right to withdraw from being treated as such as set out herein and that you hereby consent to being treated as a Professional Investor.

6 By entering into this Agreement, you hereby agree and acknowledge that HSBC will not provide you with any contract notes, statements of account or receipts under the Hong Kong Securities and Futures (Contract Notes, Statements of Account and Receipts) Rules where such would otherwise be required.

                                   SCHEDULE 7

                                 THE WARRANTIES

PART 1

1     CAPACITY AND AUTHORITY

1.1 Each of the Warrantors has the requisite power and authority to enter into and perform its obligations under each of this Agreement and each of the Operative Documents to which it is a party.

1.2 This Agreement and each of Operative Documents to which the Warrantors or any one of them is a party and any other document required to be executed by the Warrantors or any one of them pursuant to the provisions of this Agreement or the Operative Documents constitute or will, when executed and delivered, constitute valid and binding obligations of the Warrantors enforceable in accordance with their respective terms.

1.3 The execution and delivery of, and the performance by each of the Warrantors of its obligations under this Agreement or any of the Operative Documents to which it is a party do not and will not, and each such document does not and will not:

      1.3.1 result in a breach of any provision of the memorandum or articles of association or bye-laws (or equivalent constitutive documents) of the Warrantors or any member of the Group; or

      1.3.2 result in a breach of, or constitute a default under, any indenture, mortgage, charge, trust, lease, agreement, instrument or obligation to which any member of the Group or any of the Warrantors is a party or by which any member of the Group or any of the Warrantors or any of their respective assets is bound;

      1.3.3 result in a breach of any Laws to which any member of the Group or any of the Warrantors is subject or by which any member of the Group or any of the Warrantors or any of their respective assets is bound;

      1.3.4 except as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, require any Approval from any Government Authority or the sanction or consent of its shareholders; or

      1.3.5 result in the creation or imposition of any Encumbrance or other restriction upon any assets of any member of the Group.

1.4 Each member of the Group has been duly incorporated and is validly existing under the laws of the jurisdiction in which it is established and is capable of suing and being sued.

1.5 Each member of the Group has the legal right and authority to own, use, lease and operate its assets and to conduct its business in the manner presently conducted.

1.6 Neither the Company nor any of the Subsidiaries is in violation of any of its respective constitutive documents.

1.7 None of the Warrantors or any of the Subsidiaries has taken any action nor have any steps been taken or legal, legislative or administrative proceedings been started or threatened (i) to wind up, dissolve, make dormant, or eliminate the Company or (as the case may be) the Selling Shareholder or (as the case may be) any of the Subsidiaries, or (ii) to withdraw, revoke or cancel any Approval to conduct business of any member of the Group.

2     THE REORGANISATION

2.1 Each step of the Reorganisation was effected in compliance with all applicable Laws of all appropriate jurisdictions.

2.2 Neither the Reorganisation (or its implementation) nor any of the Reorganisation Documents:

      2.2.1 resulted or will result in a breach of any of the terms or provisions of, or in the case of the Company, its Articles of Association (or its articles of association at the time) or, in the case of any Subsidiary, its constituent documents; or

      2.2.2 resulted or will result in a breach of, or constituted or will constitute a default under, any indenture, mortgage, charge, trust, lease, agreement, instrument or obligation to which the Company or any Subsidiary was or is a party or by which the Company or any Subsidiary or any of their respective assets was or is bound; or

      2.2.3 resulted or will result in a breach of any Laws to which the Company or any Subsidiary was or is subject or by which the Company or any Subsidiary or any of their respective assets was or is bound; or

      2.2.4 resulted or will result in the creation or imposition of any Encumbrance or other restriction upon any assets of any member of the Group; or

      2.2.5 has rendered or will render the Company or any of the Subsidiaries liable to any additional tax, duty, charge, impost or levy of any amount which has not been provided for in the accounts based upon which the accountants' report was prepared by the Reporting Accountants and set out in Appendix I to the Prospectus, or in the Deed of Indemnity or otherwise described in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular.

2.3 All Approvals required in connection with the Reorganisation have been obtained and are in full force and effect and no Approval is subject to any condition precedent which has not been fulfilled or performed.

2.4 There are no legal or administrative or other proceedings pending anywhere challenging the effectiveness or validity of the Reorganisation or any of the Reorganisation Documents and, to the best knowledge, information, belief and awareness of the Warrantors, no such proceedings are threatened or contemplated by any Governmental Authority or by any other person.

3     THE GLOBAL OFFERING

3.1 The details of the authorised and issued share capital of the Company and the Subsidiaries set out in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular are true and accurate in all respects.

3.2 There are no outstanding securities convertible into or exchangeable for, or warrants, rights or options to purchase from the Company, or subscribe for, or obligations of the Company to issue or sell, or pre-emptive or other rights to subscribe or acquire, shares or securities in any member of the Group.

3.3 The Offer Shares conform to the description thereof contained in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular and such description is true and correct in all respects.

3.4 The Company has obtained an approval in principle for the listing of, and permission to deal in, the shares of the Company in issue or to be issued, as described in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, on the Stock Exchange.

3.5 The performance by the Company and the Selling Shareholder of their respective obligations under the Global Offering; the sale and transfer of the Offer Shares; and the issue, publication, distribution or making available of the Public Offer Documents, the Formal Notice, the Preliminary Offering Circular and the Final Offering Circular have been duly authorised and do not and will not:-

      3.5.1 result in a violation or breach of any provision of the Articles of Association; or

      3.5.2 result in a breach of, or constitute a default under, any indenture, mortgage, charge, trust, lease, agreement or other instrument to which any member of the Group is a party or by which any member of the Group or any of its assets is bound; or

      3.5.3 result in a breach of any Laws to which any member of the Group is a party or is subject or by which any member of the Group or any of their respective assets is bound; or

      3.5.4 except as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, require any Approval from any Governmental Authority or, in the case of the Company, the sanction or consent of its shareholders; or

      3.5.5 result in the creation or imposition of any Encumbrance or other restriction upon any assets of any member of the Group.

3.6 All Approvals required for the performance by the Company and the Selling Shareholder of their respective obligations under the Global Offering; the sale and transfer of the Offer Shares; and the issue, publication, distribution or making available of each of the Public Offer Documents, the Formal Notice, the Preliminary Offering Circular and the Final Offering Circular have been or will (prior to the Prospectus Date) be irrevocably and unconditionally obtained and are in full force and effect.

3.7   All of the Offer Shares:

      3.7.1 are fully paid up;

      3.7.2 have not been issued in violation of or subject to any right of pre-emptive right, right of first refusal or similar rights; and

      3.7.3 are freely transferable by the Selling Shareholder and there are no restrictions on subsequent transfers of the Offer Shares under the Laws of the Cayman Islands.

3.8 No holder of Shares is or will be subject to any liability regarding the Company arising out of his holding of Shares (except to the extent of the amount payable for such Shares on purchase under the terms of the Global Offering).

3.9 There are no limitations on the rights of holders of Shares to hold or vote or transfer their shares.

3.10 All dividends and other distributions declared and payable on the shares of capital stock of the Company may under the current laws and regulations of the Cayman Islands be paid to the shareholders of the Company in Hong Kong dollars, and may be converted into foreign currency that may be freely transferred out of the Cayman Islands and all such dividends and other distributions will not be subject to withholding or other taxes under the laws and regulations of the Cayman Islands and are otherwise free and clear of any other tax, withholding or deduction in the Cayman Islands and may be so paid without the necessity of obtaining any Approval from any Governmental Authority in the Cayman Islands.

3.11 None of the Warrantors nor any of their respective affiliates, agents and (where applicable) subsidiaries, nor any person acting on its or their behalf, has taken or will take or caused or authorised or will cause or authorise any other person to take, directly or indirectly, any stabilizing action or any action designed to or which constitutes or which cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization or manipulation, in violation of applicable Laws, of the price of any security of the Company, provided that the granting of the Over-allotment Option shall not constitute a breach of this paragraph 3.11.

4     THE ACCOUNTS

4.1 The audited combined results of the Group for each of the three years ended the Accounts Date and the audited combined net assets of the Group as at the Accounts Date contained in the accountants' report prepared by the Reporting Accountants and set out in Appendix I to the Final Offering Circular have been prepared in accordance with generally accepted Hong Kong accounting principles, standards and practices so as to give a true and fair view of the combined net assets of the Group at the Accounts Date and of the results of the Group for the accounting reference period of three years ending on the Accounts Date and:

      4.1.1 such accounts are accurate in all respects, make due provision for any bad or doubtful debts and make appropriate provision for (or contain a note in accordance with good accounting practice respecting) all deferred or contingent liabilities, whether liquidated or unliquidated at the date thereof;

      4.1.2 depreciation of fixed assets has been made at rates sufficient to spread the cost over their respective estimated useful lives to the Group; and

      4.1.3 the profits and losses shown by such accounts and the trend of profits thereby shown have not been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

4.2 The unaudited management accounts of the Group for the 2 months ended 29 February 2004 have been prepared in accordance with generally accepted Hong Kong accounting principles, standards and practices so as to give a true and fair view of the state of affairs of the Group as at 29 February 2004 and of the results of the Group for the accounting reference period of 2 months ended 29 February 2004 and:

      4.2.1 such accounts, make proper provision for any bad or doubtful debts and make appropriate provision for (or contain a note in accordance with good accounting practice respecting) all deferred or contingent liabilities, whether liquidated or unliquidated at the date thereof;

      4.2.2 depreciation of fixed assets has been made at rates sufficient to spread the cost over their respective estimated useful lives to the Group; and

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

      4.2.3 the profits and losses shown by such accounts and the trend of profits thereby shown have not been affected by any unusual or exceptional item or by any other matter which has rendered such profits or losses unusually high or low.

4.3 The Reporting Accountants, who have certified certain financial statements of the Company and its Subsidiaries, are qualified independent professional accountants as required by the Listing Rules, the Companies Ordinance, the Professional Accountants Ordinance, and the rules and regulations thereunder.

5     CHANGES SINCE THE ACCOUNTS DATE

5.1   Since the Accounts Date:

      5.1.1 each member of the Group has carried on and will carry on business in the ordinary and usual course so as to maintain it as a going concern and in the same manner as previously carried on and since such date has not entered into any contract, transaction or commitment outside the ordinary course of business or of an unusual or onerous nature;

      5.1.2 there has been no material adverse change, or any development involving a prospective material adverse change, in the general affairs, management, financial condition or prospects of the said business or the earnings, business affairs or net asset value of the said business or of the Group taken as a whole as compared with the position or prospects disclosed by the audited combined net assets of the Group referred to in paragraph 4.1 above and there has been no damage, destruction or loss (whether or not covered by insurance) affecting the said business or its assets;

      5.1.3 each member of the Group has continued to pay its creditors in the ordinary course of business;

      5.1.4 save as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, no member of the Group has acquired, sold, transferred or otherwise disposed of any assets of whatsoever nature or cancelled or waived or released or discounted in whole or in part any debts or claims, except in each case in the ordinary course of business;

      5.1.5 save as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering circular, no member of the Group has purchased or reduced any of its share capital, nor declared, paid or made any dividend or distribution of any kind on any class of shares; and

      5.1.6 no member of the Group has taken on or become subject to any material contingent liability.

6     FINANCIAL REPORTING PROCEDURES

      The Directors have established procedures which provide a reasonable basis for them to make proper judgements as to the financial position and prospects of the Group, taken as a whole, and the Group maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorisations; (ii) transactions are recorded as necessary to permit preparation of complete and accurate returns and reports to regulatory bodies as and when required by them and financial statements in accordance with the relevant generally accepted accounting principles and applicable accounting requirements;

      (iii) access to assets is permitted only in accordance with management's general or specific authorisation; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate actions taken with respect to any differences. The Group's current management information and accounting control system has been in operation for at least three years (or since incorporation, whichever is shorter) during which none of them has experienced any difficulties with regard to (i) through (iv) above or with regard to ascertaining at any point in time the differences in real time between budgeted and actual expenses.

7     ACCOUNTING AND OTHER RECORDS

      The statutory books, books of account and other records of whatsoever kind of each member of the Group are up-to-date and contain complete and accurate records required by Law to be dealt with in such books and no notice or allegation that any is incorrect or should be rectified has been received. All accounts, documents and returns required by Law to be delivered or made to the Registrar of Companies in Hong Kong and the Cayman Islands or any other authority have been duly and correctly delivered or made.

8     CAPITAL AND CONTRACTUAL COMMITMENTS

8.1 No member of the Group has any capital commitment or any guarantee or other contingent liabilities.

8.2 No member of the Group is, or has been, party to any unusual, long-term or onerous commitments, contracts or arrangements not wholly on an arm's length basis in the ordinary and usual course of business. For these purposes, a long-term contract, commitment or arrangement is one which is unlikely to have been fully performed in accordance with its terms more than six months after the date it was entered into or undertaken or is incapable of termination by the relevant member of the Group on six months' notice or less.

8.3 No member of the Group is party to any agency, distributorship, marketing, purchasing, manufacturing or licensing agreement or arrangement or any agreement or arrangement which restricts its freedom to carry on its business in any part of the world in such manner as it thinks fit.

8.4 All the contracts and all leases, tenancies, licences, concessions and agreements of whatsoever nature to which any member of the Group is a party are valid, binding and enforceable obligations of the parties thereto and the material terms thereof have been complied with by the relevant member of the Group and by all the other parties thereto and there are no grounds for rescission, avoidance or repudiation of any of the contracts or such leases, tenancies, licences, concessions or agreements and no notice of termination or of intention to terminate has been received in respect of any thereof.

9     LITIGATION AND OTHER PROCEEDINGS

9.1 Save as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, no litigation, arbitration or governmental proceedings or investigations directly or indirectly involving any member of the Group or involving or affecting any of the directors of any member of the Group or any member of the Group is in progress or, to the best knowledge, information, belief and awareness of the Warrantors, or any of them, is threatened or pending and to the best knowledge, information, belief and awareness of the Warrantors after due and careful enquiry, there are no circumstances likely to give rise to any such litigation, arbitration or governmental proceedings or investigations.

9.2 No member of the Group which is a party to a joint venture or shareholders' agreement is in dispute with the other parties to such joint venture or shareholders' agreement and to the best knowledge, information, belief and awareness of the Warrantors after due and careful enquiry, there are no circumstances which may give rise to any dispute or affect the relevant member's relationship with such other parties which might be expected to have a material adverse effect on such joint venture or company or its business or finances.

10    INDEBTEDNESS/DEFAULT

10.1 Save as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, no member of the Group has any outstanding liabilities, term loans, other borrowings or indebtedness in the nature of borrowings, including bank overdrafts and loans, debt securities or similar indebtedness, hire purchase commitments or any mortgages and charges.

10.2 No outstanding indebtedness of any member of the Group which is material taken in the context of the Group as a whole has become repayable before its stated maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by any member of the Group

10.3 No person to whom any indebtedness of any member of the Group, which is material taken in the context of the Group as a whole and which is repayable on demand, is owed has demanded or threatened to demand repayment of, or to take steps to enforce any security for, the same.

10.4 No circumstance has arisen such that any person is now entitled to require payment of any indebtedness or under any guarantee of any liability of any member of the Group which is material taken in the context of the Group as a whole by reason of default by any such member or any other person or any guarantee given by any member of the Group which is material taken in the context of the Group as a whole.

10.5 No event has occurred and is subsisting or, to the best knowledge, information, belief and awareness of the Warrantors, is about to occur which constitutes or would (whether with the expiry of any applicable grace period or the fulfilment of any condition or the giving of any notice or the compliance with any other formality or otherwise) constitute a default under, or result in the acceleration by reason of default of, any obligations under any agreement, undertaking, instrument or arrangement to which any member of the Group is a party or by which any of them or their respective revenues or assets are bound.

10.6 The amounts borrowed by each member of the Group do not exceed any limitation on its borrowing contained in its articles of association or bye-laws (or equivalent constituent documents), any debenture or other deed or document binding upon it and except in the ordinary course of business, no member of the Group has factored any of its debts, or engaged in financing of a type which would not be required to be shown or reflected in its audited accounts.

10.7 All the Group's borrowing facilities have been duly executed and are in full force and effect. All undrawn amounts under such borrowing facilities are or will be capable of drawdown. No event has occurred and no circumstances exist which could cause any undrawn amounts under any such borrowing facilities to be unavailable for drawing as required.

10.8 No event has occurred and no circumstances exist in relation to any government, regional, state or local authority investment grants, loan subsidies or financial assistance received by or pledged to any member of the Group in consequence of which any of the member of the Group is or may be held liable to forfeit or repay in whole or in part any such grant or loan.

11    ARRANGEMENTS WITH RELATED PARTIES

11.1 No indebtedness (actual or contingent) and no contract or arrangement is outstanding between any member of the Group and any director of any member of the Group or any of his associates (as defined in the Listing Rules).

11.2 Save as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular or for such transactions as may be entered into by the Company pursuant to any of the Operative Documents, no indebtedness (actual or contingent) and no contract or arrangement is outstanding between any member of the Group and the Warrantors (excluding the Company) or any of them or any company (excluding the members of the Group) or undertaking which is owned or controlled by the Warrantors (excluding the Company) or any of them (whether by way of shareholding or otherwise).

11.3 None of the Warrantors (excluding the Company) nor any of their respective associates (as defined in the Listing Rules), either alone or in conjunction with or on behalf of any other person, is engaged in any business of any member of the Group or any business similar to or in competition with the business of any member of the Group to the extent that there could be a conflict of interests between the Warrantors (excluding the Company) or any of their respective associates (as defined in the Listing Rules) and the general body of shareholders of the Company, nor are any of the Warrantors (excluding the Company) or their respective associates (as defined in the Listing Rules) interested, directly or indirectly, in any assets which have since the date two years immediately preceding the Prospectus Date been acquired or disposed of by or leased to any member of the Group.

11.4 There are no relationships or transactions not in the ordinary course of business between any member of the Group and their respective customers or suppliers.

11.5 In respect of the connected transactions (as defined under the Listing Rules) of the Group (the "CONNECTED TRANSACTIONS"): (A) the statements contained in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular relating to the Connected Transactions are true and accurate and there are no other facts the omission of which would make any such statements misleading, and there are no other Connected Transactions which have not been disclosed in the Prospectus, the Preliminary Offering Circular and Final Offering Circular; (B) all information (including but not limited to historical figures) and documentation provided by the Company to HSBC and the International Placing Underwriters are true and accurate and complete and there is no other information or document which have not been provided the result of which would make the information and documents so received misleading; (C) the transactions mentioned in the section "Connected Transactions" in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular have been entered into and will be carried out in the ordinary course of business, on normal commercial terms and are fair and reasonable so far as the shareholders of the Company are concerned; (D) each of the Company and (where applicable) the Selling Shareholder has complied with and undertakes to continue to comply with the terms of the Connected Transactions disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular so long as the agreement or arrangement relating thereto is in effect and shall inform HSBC should there be any breach of any such terms either before or after the listing of Shares on the Stock Exchange; (E) each of the Connected Transactions and related agreements and undertakings as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular constitutes a legal, valid and binding agreement or undertaking of the relevant parties thereto; and (F) each of the Connected Transactions has been consummated and was and will be effected in compliance with all applicable Laws.

12    GROUP STRUCTURE

12.1  The Subsidiaries are the only subsidiaries of the Company.

12.2 No member of the Group has any branch, agency, place of business or permanent establishment outside Hong Kong, the Cayman Islands, Macao and the PRC.

12.3 No member of the Group acts or carries on business in partnership with any other person or is a member of any corporate or unincorporated body, undertaking or association or holds or is liable on any share or security which is not fully paid up or which carries any liability.

12.4 Each joint venture contract and shareholders' agreement in respect of which a member of the Group is a party is legal, valid, binding and enforceable in all respects in accordance with its terms under its governing law and all relevant Approvals in respect thereof have been obtained.

12.5 None of the member of the Group is engaged in any business activity or has any asset or liability (whether actual, contingent or otherwise) which is not directly or indirectly related to the business of the Group as described in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular.

13    ACCURACY AND ADEQUACY OF INFORMATION SUPPLIED

13.1  The recitals to this Agreement are true and accurate in all respects.

13.2 Subject to limitations set out in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, the statistical and market related data included in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular are based on or derived from sources which the Warrantors believe to be accurate and reliable.

13.3 All information supplied or disclosed by or on behalf of any member of the Group and/or any director of any member of the Group and/or any of the Warrantors to the Underwriters, the Reporting Accountants, the Property Valuers and other professional advisers to the Underwriters for the purposes of the Global Offering is true and accurate and not misleading and was given in good faith and all forward-looking statements so supplied or disclosed have been made after due and proper consideration and, where appropriate, are based on the assumptions referred to in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular.

13.4 All information requested from the Company by the Reporting Accountants and the Property Valuers for the purposes of their reports, letters, and certificates to the Company and/or the Underwriters has been supplied to them. No information was withheld from the Reporting Accountants and the Property Valuers and the Company does not disagree with any aspect of the reports, letters or certificates prepared by the Reporting Accountants and the Property Valuers and the opinions attributed to the Directors in such reports or letters are honestly held by the Directors and are fairly based upon facts within their knowledge after due and careful consideration.

13.5 The replies to the questions set out in the Verification Notes given by or on behalf of the Company or the Selling Shareholder or the Directors were so given by persons having appropriate knowledge and duly authorised for such purposes and all such replies have been given in full and in good faith and were, and remain, true and accurate and not misleading and contain all information and particulars with regard to the subject matter thereof with no omissions.

13.6 None of the Public Offer Documents, the Preliminary Offering Circular and the Final Offering Circular contain or will contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading or which are material for disclosure therein. All expressions of opinion or intention therein (including but not limited to the statements regarding the sufficiency of working capital, use of proceeds, indebtedness, prospects, dividends, material contracts and litigation) are made on reasonable grounds or, where appropriate, reasonable assumptions and are truly and honestly held and there are no other material facts the omission of disclosure therein of which would make any such statement or expression misleading.

13.7 All forward-looking statements contained in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular are made after due and proper consideration, are based on relevant assumptions referred to therein and represent reasonable and fair expectations honestly held based on facts known to the Group and/or the Warrantors or any of them and there will be no other assumptions on which such are based other than the assumptions referred to in the Public Offer Documents, the Preliminary Offering Circular and the Final Offering Circular in which such forward-looking statements are contained. Such forward-looking statements do not omit or neglect to include or take into account of any facts or matters which are or may be material to such forward-looking statements or to the Global Offering.

13.8 Without limiting the generality of the foregoing, each of the Prospectus, the Preliminary Offering Circular and the Final Offering Circular contains all particulars and information reasonably necessary to enable an investor to make an informed assessment of the activities, assets and liabilities, financial position, management and prospects of the Group and its profits and losses and of the rights attaching to the Shares and there are no other facts the omission of which would make any statement in the Prospectus, the Preliminary Offering Circular or the Final Offering Circular misleading or which is in the context of the Global Offering material for disclosure.

13.9 The report prepared by the Company in respect of the adequacy of the Group's working capital and cash flow for the twelve-month period after the date of the Prospectus has been properly compiled by the Company on the basis of the assumptions stated therein and is presented on a basis consistent with the accounting principles and policies adopted by the Reporting Accountants in relation to the preparation of the Accountants' Report contained in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular after making proper provision for all known liabilities (whether actual or contingent or otherwise); that the assumptions upon which the report are based have been made after due and careful enquiry and are fair and reasonable in the context of the Group and that there are no facts known or which could on due and careful enquiry have been known to the Company or the Directors which have not been taken into account in the preparation of the report or the omission of which would make any statement made in such report or any expression of opinion or intention contained or assumption made in such report misleading.

13.10 The Public Offer Documents and the Formal Notice contain and, when each of them is issued, will contain all information and particulars required to comply with all statutory and other provisions (including the Companies Ordinance, the Companies Law and the Listing Rules) so far as applicable.

14    PROPERTIES

14.1 None of the members of the Group owns, operates, manages, leases or has any other right of interest in any other property of any kind save for those described in the valuation report set out in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular.

14.2 With respect to the rights and interests in property and other assets (including, but not limited to, land and buildings) owned by members of the Group:

      14.2.1 the relevant member of the Group has good and marketable title, or has the right by Law to good and marketable title, to such property and other assets or any rights or interests thereto;

      14.2.2 there are no mortgages, charges, liens, claims, Encumbrances or other security interests or third party rights or interests, conditions, planning consents, orders, regulations or other restrictions affecting any of such property and other assets which could have an adverse effect on the value of such property and other assets or adversely limit, restrict or otherwise affect the ability of the relevant member of the Group to utilise, develop or redevelop any such property or other assets; and

      14.2.3 the relevant member of the Group is entitled as legal and beneficial owner of such property and other assets to all rights and benefits as landlord and/or licensor under the leases, tenancies or licences to which it is a party as landlord and/or licensor in respect of such property and other assets, and such leases, tenancies and licences are and will be in full force and effect.

14.3 Where any property and other assets are held under lease, tenancy or licence by any member of the Group:

            (i) each lease, tenancy or licence is legal, valid, subsisting and enforceable by the relevant member of the Group;

            (ii) no default (or event which with notice or lapse of time, or both, would constitute a default) by any member of the Group has occurred and is continuing under any of such leases, tenancies or licences; and

            (iii) no member of the Group has notice of any claim of any nature that has been asserted by anyone adverse to the rights of the relevant member of the Group under such leases, tenancies or licences or affecting the rights of the relevant member of the Group to the continued possession of such leased or licensed property or other assets.

14.4 The ownership of and the right to use the land and buildings as described in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular by the relevant member of the Group is not subject to any unusual or onerous terms or conditions.

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

15    INSURANCE

15.1 The description of the Company's insurance coverage contained in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular is true, accurate and not misleading. All the assets of each of the members of the Group which are of an insurable nature have at all times been and are insured in amounts reasonably regarded as adequate and prudent against fire and other risks normally insured against by companies carrying on similar businesses or owning assets of a similar nature and each member of the Group has at all times been and is adequately covered against accident, third party injury, defective products, environmental liabilities, damage and other risks normally covered by insurance by such companies. Nothing has been done or has been omitted to be done whereby any such policies have or may become void or are likely to be avoided.

15.2 Save and except for outstanding medical claims made under the Group's medical insurance policies, no claim under any insurance policies taken out by any member of the Group is outstanding and there are no circumstances likely to give rise to such a claim. None of the outstanding medical claims made under the Group's medical insurance policies is material in the context of the Group as a whole.

15.3 All premiums due in respect of such insurance policies have been duly paid in full and all conditions for the validity and effectiveness of the said policies have been fully observed and performed.

15.4 None of the Warrantors has any reason to believe that any member of the Group will not be able to renew its existing insurance coverage from similar insurers as may be necessary to continue its business at a cost that would not adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Group, taken as a whole.

16    COMPLIANCE WITH LEGAL AND REGULATORY REQUIREMENTS

16.1 Each member of the Group has carried on and is carrying on its business and operations in accordance with applicable Laws and all statutory, municipal and other Approvals necessary or desirable for the carrying on of the businesses and operations of each of the member of the Group as now carried on, as previously carried on and as proposed to be carried on have been obtained and are (or were at the relevant time) valid and subsisting and all conditions applicable to any such Approval have been and are complied with and there are no facts or circumstances exist or have in the past existed which may lead to the revocation, rescission, avoidance, repudiation, withdrawal, non-renewal or change, in whole or in part, of or in any existing Approvals or any requirements for additional Approvals which could prevent, restrict or hinder the operations of any member of the Group or involve any member of the Group in additional expenditure.

16.2 None of the members of the Group and the businesses now run by any of them, nor any of their respective officers, directors, supervisors, managers, agents, or employees have, directly or indirectly, (A) made or authorised any contribution, payment or gift of funds or property to any official, employee or agent of any governmental agency, authority or instrumentality in Hong Kong, the Cayman Islands, Macao, the PRC or any other jurisdiction or (B) made any contribution to any candidate for public office, in either case, where either the payment or the purpose of such contribution, payment or gift was, is, or would be prohibited under applicable Law, of any locality, including but not limited to the U.S. Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations promulgated thereunder;

16.3 None of the members of the Group is a party to any agreement, arrangement or concerted practice or is carrying on an practice which in whole or in part contravenes or is invalidated by any anti-trust, anti-monopoly, competition, fair trading, consumer protection or similar Laws in any jurisdiction where any of the members of the Group has assets or carries on business or in respect of which any filing, registration or notification is required or is advisable pursuant to such Laws (whether or not the same has in fact been made).

17    EMPLOYMENT AND PENSIONS

17.1 There are no amounts owing or promised to any present or former directors, employees or consultants of any member of the Group other than remuneration accrued due or for reimbursement of business expenses.

17.2 No directors or senior management or employees of any member of the Group have given or been given notice terminating their contracts of employment.

17.3 There are no proposals to terminate the employment or consultancy of any directors, employees or consultants of any member of the Group or to vary or amend their terms of employment or consultancy (whether to their detriment or benefit).

17.4 No member of the Group has outstanding any undischarged liability to pay to any Governmental Authority in any jurisdiction any taxation, contribution or other impost arising in connection with the employment or engagement of directors, employees or consultants by it.

17.5  No liability has been incurred by any member of the Group for:

      17.5.1 breach of any contract of service, contract for services or consultancy agreement;

      17.5.2 redundancy payments;

      17.5.3 compensation for wrongful, constructive, unreasonable or unfair dismissal;

      17.5.4 failure to comply with any order for the reinstatement or re-engagement of any director, employee or consultant; or

      17.5.5 the actual or proposed termination or suspension of employment or consultancy, or variation of any terms of employment or consultancy of any present or former employee, director or consultant of any member of the Group.

17.6 No dispute of material importance with the directors, employees (or any trade union or other body representing all or any of such employees), consultants or agents of any member of the Group exists or, to the best knowledge, information, belief and awareness of the Warrantors, is imminent or threatened. None of the members of the Group is aware of any existing or imminent labour disturbance by the directors, employees or consultants of any of its principal suppliers, customers or contractors which might be expected to result in an adverse change in the condition, financial or otherwise, or in the results of operations, business affairs or business prospects or net worth of the Group.

17.7 The Group has in relation to its directors, employees or consultants (and so far as relevant to each of its former directors, employees or consultants) complied in all material respects with all applicable statutes, regulations and bye-laws and the terms and conditions of such directors', employees' or consultants' (or former directors', employees' or consultants') contracts of employment or consultancy.

17.8 No contributions are being, or have been made by a member of the Group to any pension, retirement, provident fund or death or disability benefit scheme or arrangement other than the Pension Schemes and no member of the Group participates in, or has participated in, or is liable to contribute to, any pension, retirement, provident fund or death or disability benefit scheme or arrangement in respect of past or present employees or directors of the Group other than the Pension Schemes.

17.9 Each of the Pension Schemes complies with and has been operated in all material respects in accordance with all applicable laws and regulations and the rules of the relevant scheme. There is no ground upon which any applicable registrations or exemptions in respect of any of the Pensions Schemes could be withdrawn or cancelled.

17.10 Other than contributions due to be paid at the next payment date, no contributions (or contribution surcharge) in respect of any employee or director of the Group or any other payment due to, or in respect of, the Pension Schemes is unpaid.

17.11 All defined benefit retirement schemes are adequately funded and no additional contributions by any member of the Group are currently due to be made to make up for any shortfall.

17.12 There is no material dispute relating to the Pension Schemes, whether involving any member of the Group, the trustees or administrators of the Pension Schemes, any employee or director of a member of the Group, or any other person and no circumstances exist which may give rise to any such claims.

18    INTELLECTUAL PROPERTY

18.1 For the purpose of this paragraph 18, "INTELLECTUAL PROPERTY" means all patents, patent rights, inventions, trade marks, service marks, logos, get-up, registered or unregistered design rights, trade or business names, domain names, trade secrets, confidential information, Know-how, copyrights, semi-conductor topography rights, database rights and any proprietary or confidential information systems processes or procedures and of their intellectual property (whether, in each case, registered, unregistered or unregistrable, and including pending applications for registration and rights to apply for registration) and all rights of a similar nature or having similar effect which may subsist in any part of the world.

18.2 For the purpose of this paragraph 18, "KNOW-HOW" means confidential and proprietary industrial and commercial information and techniques in any form (including paper, electronically stored data, magnetic media, film and microfilm) including without limitation drawings, formulae, test results, reports, project reports and testing procedures, instruction and training manuals, tables of operating conditions, market forecasts, lists and particulars of customers and suppliers.

18.3 All Intellectual Property and all pending applications therefor which have been, are or are capable of being used in or in relation to or which are necessary for the business of each member of the Group are (or, where appropriate in the case of pending applications, will be):

      18.3.1 legally and beneficially owned by the relevant member of the Group or lawfully used under valid licences granted by the registered proprietor(s) or beneficial owner(s) thereof and such licences are in full force and effect and have not been revoked or terminated and there are no grounds on which they might be revoked or terminated;

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      18.3.2 valid and enforceable;

      18.3.3 not being infringed or attacked or opposed by any person;

      18.3.4 not subject to any Encumbrance or any licence or authority in favour of another;

      18.3.5 in the case of rights in such Intellectual Property as are registered or the subject of applications for registration, all renewal fees which are due and steps which are required for their maintenance and protection have been paid and taken; and

      18.3.6 in the case of unregistered trade marks which are likely to be material to any member of the Group,

      and no claims have been made or threatened and no applications are pending, which if pursued or granted might be material to the truth and accuracy of any of the above statements in this Clause 18.3.

18.4 No member of the Group has received any notice or is otherwise aware of (having made due and careful enquiries):

      18.4.1 any infringement of or conflict with claimed or asserted rights of others with respect to any rights mentioned in paragraph 18.3 above; or

      18.4.2 any unauthorised use of any Know-how of any third party and no member of the Group has made disclosure of Know-how to any person except properly and in the ordinary course of business and on the basis that such disclosure is to be treated as being of a confidential character; or

      18.4.3 any opposition by any person to any pending applications; or

      18.4.4 any assertion of moral rights which would affect the use of any of the Intellectual Property in the business of any member of the Group; or

      18.4.5 any facts or circumstances which would render any rights mentioned in paragraph 18.3 above invalid or inadequate to protect the interests of the relevant member of the Group or unenforceable.

18.5 The rights and interest held by the Group (whether as owner, licensee or otherwise) in Intellectual Property comprises all the rights and interests necessary or convenient for the carrying on of the business of each member of the Group in and to the extent which it is presently conducted.

18.6 The processes employed and the products and services dealt in by a member of the Group both now and at any time within the last six years do and did not use, embody or infringe any rights or interests of third parties in Intellectual Property in any respect (other than those belonging to or licensed to a member of the Group and no claims of infringement of any such rights or interests have been made or threatened by any third party.

18.7 All licences and agreements to which any member of the Group is a party (including all amendments, novations, supplements or replacements to those licences and agreements) are in full force and effect, no notice having been given on any party to terminate them; the obligations of the parties thereto thereunder have been fully complied with; and no disputes have arisen or are foreseeable in respect thereof; and where such licences are of such a nature that they could be registered with the appropriate authorities and where such registration would have the effect of strengthening the Group's rights, they have been so registered.

                                       21

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19    INFORMATION TECHNOLOGY

19.1 For the purpose of this paragraph 19, "INFORMATION TECHNOLOGY" means all computer systems, communications systems, software and hardware owned, used or licensed by or to any member of the Group.

19.2 The Information Technology comprises all the information technology systems and related rights necessary to run the business of the Group.

19.3 All Information Technology which has been or which is necessary for the business of any member of the Group is either legally and beneficially owned by the relevant member of the Group or lawfully used under valid licences granted by the registered proprietor(s) or beneficial owner(s) thereof and such licences are in full force and effect and have not been revoked or terminated and to the best knowledge, belief, awareness and information of the Warrantors after due and careful enquiry, there are no grounds on which they might be revoked or terminated.

19.4 All the records and systems (including but not limited to Information Technology) material to the business of the Group taken as a whole and all data and information of each member of the Group are maintained and operated by a member of the Group and are not wholly or partially dependent on any facilities not under the exclusive ownership or control of a member of the Group.

19.5 To the best knowledge, information, belief and awareness of the Warrantors after due and careful enquiry, there are no bugs or viruses, logic bombs or other contaminants (including without limitation, "worms" or "trojan horses") in or failures or breakdowns of any computer hardware or software or any other Information Technology equipment used in connection with the business of any member of the Group which have caused any substantial disruption or interruption in or to the business of any member of the Group.

19.6 In the event that the persons providing maintenance or support services for the Group's Information Technology cease or are unable to do so, the members of the Group have all the necessary rights and information to continue to maintain and support or have a third party maintain or support the Information Technology which is material for the operations of the Group as a whole.

19.7 Each member of the Group has in place procedures to prevent unauthorised access and the introduction of viruses.

19.8 Each member of the Group has in place adequate back-up policies and disaster recovery arrangements which enable its Information Technology and the data and information stored thereon to be replaced and substituted without material disruption to the business of the Group taken as a whole.

19.9 To the best knowledge, information, belief and awareness of the Warrantors after due and careful enquiry, there are no defects relating to the Information Technology owned or used by the business of any member of the Group and the Information Technology owned or used by any member of the Group has the capacity and performance necessary to fulfil the present and foreseeable requirements of the business of any member of the Group.

20    DATA PROTECTION

20.1 Each member of the Group has complied in all material respects with all applicable data protection legislation, guidelines and industry standards.

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

20.2 No member of the Group has received any notice (including without limitation any enforcement notice, de-registration notice or transfer prohibition notice), letter, complaint or allegation from the relevant data protection regulator alleging breach or non-compliance by it of the applicable data protection legislation, guidelines and industry standards or prohibiting the transfer of data to a place outside the territory.

20.3 No member of the Group has received a claim for compensation from any individual in respect of its business under the applicable data protection legislation, guidelines and industry standards in respect of inaccuracy, loss, unauthorised destruction or unauthorised disclosure of data in the previous three years and there is no outstanding order against any member of the Group in respect of the rectification or erasure of data.

20.4 No warrant has been issued authorising the data protection regulator (or any of his officers or servants) to enter any of the premises of any member of the Group for the purposes of, inter alia, searching them or seizing any documents or other material found there.

21    ENVIRONMENTAL MATTERS

21.1  For the purposes of this paragraph 21:

      21.1.1 "ENVIRONMENT" means all or any part of the air (including, without limitation, air within buildings or natural or man-made structures whether above or below ground), water (including, without limitation, territorial, ocean, coastal and inland waters, surface water, groundwater and drains and sewers) and land (including, without limitation, sea bed or river bed under any water as described above, surface land and sub-surface land, and any natural or man-made structures), and also includes human, animal and plant life; and

      21.1.2 "ENVIRONMENTAL LAW" means any treaty, national, state, federal or local law, common law rule or other rule, regulation, ordinance, by-law, code, decree, demand or demand letter, injunction, judgement, notice or notice demand, code of practice, order or plan issued, promulgated or approved thereunder or in connection therewith pertaining to the protection of the Environment or to health and safety matters (and shall include, without limitation, laws relating to workers and public health and safety).

21.2 Each member of the Group has complied and is complying with all Environmental Laws that are applicable to its business.

21.3 There is no civil, criminal or administrative action, claim, investigation or other proceeding or suit pending or threatened against any member of the Group arising from or relating to Environmental Law which is material in the context of the Group as a whole and there are no circumstances existing which may lead to any such action, claim, investigation, proceeding or suit.

21.4 Each member of the Group conducts its operations so as not to lead to a breach of Environmental Law and in accordance with good operating practice of the industry in relation to all matters, practices and activities which could affect or cause harm to the Environment.

21.5 None of the members of the Group occupies, leases, owns, uses or has previously used, owned, leased or occupied, any property such that it is or may be wholly or partly responsible for the costs of any clean-up or other corrective action to any site or any part of the Environment.

21.6 There are no circumstances which require or may require any member of the Group to incur significant expenditure which is material in the context of the Group as a whole in respect of the Environment or under Environmental Law.

22    TAXATION

22.1 All returns, reports or filings which ought to have been made by or in respect of each of the existing member of the Group for taxation purposes have been made and all such returns are up to date, correct and prepared with due care and skill and on a proper basis and are not the subject of any dispute with the relevant revenue or other appropriate authorities and there are no present circumstances likely to give rise to any such dispute and the provisions included in the audited combined results of the Group as at the Accounts Date referred to in paragraph 4.1 above were sufficient to cover all taxation (if any) in respect of all accounting periods ended on or before the Accounts Date for which the Group was then liable, and the provisions included in the unaudited management accounts of the Group for the 2 months ended 29 February 2004 referred to in paragraph 4.2 above were sufficient to cover all taxation in respect of the period of 2 months ended on 29 February 2004 for which the Group was then liable]. There is no tax deficiency that has been asserted against any member of the Group.

22.2 All information and statements concerning taxation and its application to members of the Group in the Prospectus, Preliminary Offering Circular and the Final Offering Circular are true and accurate and not misleading.

22.3 Save as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular (and subject to any reservation made therein), no tax or duty (including, without limitation, any stamp or issuance or transfer tax or duty and any tax or duty on capital gains or income, whether chargeable on a withholding basis or otherwise) is payable to any Governmental Authority in Hong Kong or the Cayman Islands in connection with:

      22.3.1 the transfer of the Offer Shares;

      22.3.2 the execution, delivery and performance of the Underwriting Documents;

      22.3.3 the delivery by the Selling Shareholder of the Offer Shares to or for the respective accounts of the Public Offer Underwriters and the International Placing Underwriters or to the initial purchasers thereof (as the case may be) or from the International Placing Underwriters to the placees of the International Placing in the manner contemplated in the Underwriting Documents;

      22.3.4 the payment by the Company to, and the receipt by shareholders of, any dividend in respect of Shares; and

      22.3.5 the sale, transfer or other disposition or delivery of any Shares, including any realised or unrealised capital gains arising in connection with such sale, transfer or other disposition.

23    IMMUNITY

      None of the Warrantors nor any of their respective assets or revenues are entitled to any right of immunity on the grounds of sovereignty from any legal action, suit or proceedings, from set-off or counterclaim, from the jurisdiction of any court, from service of process, from attachment prior to or in aid of execution of judgement, or from other legal process or proceedings for the giving of any relief or for the enforcement of any judgement. The irrevocable and unconditional waiver and agreement of the Warrantors in Clause 10.14 hereof not to plead or claim any such immunity in any legal action, suit or proceeding based on this Agreement is valid and binding under all applicable laws.

24    LAW AND JURISDICTION

24.1 Under the applicable Laws, the courts of the applicable jurisdiction of each party will recognise and give effect to the choice of law and dispute resolution provisions set forth in this Agreement and will enforce judgements of Hong Kong courts obtained against the other parties to enforce this Agreement, provided that the judgement:

      (i)   is not obtained by fraud;

      (ii)  is final and conclusive;

      (iii) in the opinion of the relevant court after its review of such judgement pursuant to international treaties concluded or acceded to by the relevant jurisdictions or in accordance with the principle of reciprocity, does not contradict the basic principles of Law of the relevant jurisdictions;

      (iv) in the opinion of the relevant court after its review of such judgement pursuant to international treaties concluded or acceded to by the relevant jurisdictions or in accordance with the principle of reciprocity, does not violate state sovereignty, security or social and public interest; and

      (v)   is for a definite sum of money.

25    UNITED STATES ASPECTS

25.1 None of the Warrantors, nor any of its affiliates (as defined in Rule 501(b) of Regulation D nor any person acting on its or their behalf (i) has made offers or sales of any security, or has solicited or will solicit offers to buy, or otherwise has negotiated or will negotiate in respect of, any security, under circumstances that would require the registration of the Offer Shares under the US Securities Act; or (ii) has engaged or will engage in any form of "general solicitation or general advertising" (within the meaning of Regulation D) in connection with any offer or sale of the Offer Shares in the United States.

25.2 The Shares are not of the same class (within the meaning of Rule 144A) as securities listed on a national securities exchange registered under
      Section 6 of the US Exchange Act or quoted on a US automated inter-dealer quotation system.

25.3 None of the Warrantors nor any of its affiliates (as defined in Rule 405 under the US Securities Act), nor any person acting on its or their behalf has engaged or will engage in any "directed selling efforts" (as defined in Regulation S) with respect to the Offer Shares.

25.4 The Company is not an open-end investment company, unit investment trust or face amount certificate company that is or is required to be registered under Section 8 of the US Investment Company Act; and the Company is not, and as a result of the offer and sale of the Offer Shares contemplated herein will not be, an "investment company" under, and as such term is defined in, the US Investment Company Act.

25.5 The Company is not, and does not intend to become, and as a result of the receipt and application of the proceeds of the sale of the Offer Shares contemplated hereby will not become, a "passive foreign investment company" within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended.

25.6  The Company is a "foreign issuer" (as such term is defined in Regulation
      S) which reasonably believes that there is no "substantial US market interest" (as such term is defined in Regulation S) in the Shares or in any securities of the same class as the Shares.

25.7 The Company has implemented the necessary "offering restrictions" (as such term is defined in Regulation S).

25.8 None of the Warrantors, nor any of their respective affiliates (as defined in Rule 405 under the US Securities Act), nor any person acting on its or their behalf has taken or will take, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to cause or result in, the stabilization in violation of applicable Laws or manipulation of the price of any security of the Company to facilitate the sale or resale of the Offer Shares.

PART 2

1     PROFESSIONAL INVESTOR

      The Company has read and understood the Professional Investor Treatment Notice and acknowledges and agrees to the representations, waivers and consents contained in the Professional Investor Treatment Notice. For the purpose of this provision, the words "you" and "your" in the Professional Investor Treatment Notice shall mean "the Company" and "the Company's" respectively.

PART 3

1     CAPACITY

      The Selling Shareholder has been duly incorporated and is validly existing under the laws of its place of incorporation and is capable of suing and being sued.

2     THE GLOBAL OFFERING

2.1 The Selling Shareholder has good and valid title to, and is and will, prior to the transfer of the International Placing Shares to the purchasers thereof under the Global Offering, be the legal and beneficial owner of, the International Placing Shares to be sold by it under the Global Offering, free and clear of all Encumbrances and with the benefit of all rights attached thereto and thereafter accruing thereto including the right to receive all dividends or other distributions which may be declared, paid or made thereon at or after the Placing Closing Date.

2.2 The execution and delivery by or on behalf of the Selling Shareholder of, and compliance by the Selling Shareholder with, the terms of this Agreement, the performance by the Selling Shareholder of its obligations under the Global Offering; the sale and transfer of the Offer Shares; and the issue, publication, distribution or making available of the Public Offer Documents, the Formal Notice and the Placing Documents have been duly authorised and do not and will not:-

      2.2.1 result in a breach of any provision of the memorandum or articles of association or bye-laws (or equivalent constitutive documents) of the Selling Shareholder; or

      2.2.2 result in a breach of, or constitute a default under, any indenture, mortgage, charge, trust, lease, agreement, instrument or obligation to which the Selling

            Shareholder is a party or by which the Selling Shareholder or any of the Selling Shareholder's assets is bound;

      2.2.3 result in a breach of any Laws to which the Selling Shareholder is subject or by which the Selling Shareholder or any of its assets is bound;

      2.2.4 except as disclosed in the Prospectus, the Preliminary Offering Circular and the Final Offering Circular, require any Approval from any Governmental Authority or the sanction or consent of its shareholders; or

      2.2.5 result in the creation or imposition of any Encumbrance or other restriction upon any assets of the Selling Shareholder.

2.3 All Approvals required for the performance by the Selling Shareholder of its obligations under the Global Offering; the sale and transfer of the International Placing Shares; and the issue, publication, distribution or making available of each of the Public Offer Documents and the International Placing Documents have been or will (prior to the Prospectus
      Date) be irrevocably and unconditionally obtained and are in full force and effect.

3     PROFESSIONAL INVESTOR

      The Selling Shareholder has read and understood the Professional Investor Treatment Notice and acknowledges and agrees to the representations, warranties and consents contained in the Professional Investor Treatment Notice. For the purpose of this provision, the words "you" or "your" in the Professional Investor Treatment Notice shall mean "the Selling Shareholder" and "the Selling Shareholder's" respectively.

                                 SIGNATURE PAGE

THE COMPANY

SIGNED by
for and on behalf of          }
NAM TAI ELECTRONIC &
ELECTRICAL PRODUCTS
LIMITED

THE SELLING SHAREHOLDER

SIGNED by
for and on behalf of          }
NAM TAI ELECTRONICS, INC.

THE EXECUTIVE DIRECTORS

SIGNED by
WONG KUEN LING                }

SIGNED by
GUY JEAN FRANCOIS BINDELS     }

HSBC

SIGNED by Jonathan Orders
for and on behalf of                         }
THE HONGKONG AND SHANGHAI
BANKING CORPORATION LIMITED

THE INTERNATIONAL PLACING UNDERWRITERS

SIGNED by Jonathan Orders of
THE HONGKONG AND SHANGHAI                    }
BANKING CORPORATION LIMITED
as the duly authorised agent or attorney of:

BNP PARIBAS PEREGRINE CAPITAL LIMITED
NOMURA INTERNATIONAL (HONG KONG)
LIMITED
CAZENOVE ASIA LIMITED
DBS ASIA CAPITAL LIMITED
VC CEF CAPITAL LIMITED

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